                                                    Registration No.: 333-126268

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                ------------------------------------------------
                                   FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          Pre-Effective Amendment No. 1

                               KAHIKI FOODS, INC.
                 (Name of Small Business Issuer in its charter)

         Ohio                                2038                      31-1056793
-------------------------------   ----------------------------   ----------------------
(State or jurisdiction of         (Primary Standard Industrial   (I.R.S. Employer
 Incorporation or organization)   Classification Code Number)    Identification Number)

                               1100 Morrison Road
                               Gahanna, Ohio 43230
                                 (614) 322-3180

                          (Address and telephone number
                         of principal executive offices)
                         -------------------------------

                                 Alan L. Hoover
                               1100 Morrison Road.
                               Gahanna, Ohio 43230
                                 (614) 322-3191

            (Name, address and telephone number of agent for service)
            ---------------------------------------------------------

      Copies of all communications, including copies of all communications sent to agent for service, should be sent to

                            Andrew J. Federico, Esq.
                          Carlile Patchen & Murphy LLP
                              Columbus, Ohio 43215
                                 (614) 628-0801

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time commencing as soon as practicable after the effective date of this Registration Statement

      If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this Form is a post-effective amendment filed pursuant to rule 462(d) under the securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If delivery of the prospectus is expected to be made pursuant to rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

                                                            Proposed Maximum
 Title of Each Class                    Proposed Maximum        Aggregate       Amount of
 of Securities to be    Amount to be   Offering Price Per    Offering Price    Registration
      Registered         Registered        Share (a)               (a)             Fee
---------------------   ------------   ------------------   ----------------   ------------
Common Shares, no par
value                      2,670,459          $2.00         $   5,340,918.00   $     628.63
Common Shares, no par
value (b)                    324,117          $2.25         $     729,263.25   $      85.83
Common Shares, no par
value (c)                    294,117          $3.00         $     882,351.00   $     103.85
Common Shares, no par
value (d)                    760,466          $3.25         $   2,471,514.50   $     290.90
Common Shares, no par
value (e)                    888,889          $2.25         $      2,000,000   $     235.40
Common Share Warrants
(f)                          618,234          $   0         $              0   $          0
Common Share Options
(f)                          760,466          $   0         $              0   $          0
Total Amount of Registration Fees                                              $    1344.61

      (a) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

      (b)   Issuable upon exercise of 324,117 $2.25 Common Share Warrants.

      (c)   Issuable upon exercise of 294,117 $3.00 Common Share Warrants.

      (d)   Issuable upon exercise of options.

      (e)   Issuable upon Conversion of 888,889 Preferred Shares.

      (f) No registration fee required pursuant to Rule 457 of the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Pursuant to Rule 416, this registration statement also covers an undetermined number of additional Common Shares that may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                TABLE OF CONTENTS

Summary..........................................................................................        2
About Us.........................................................................................        2
Terms of Offering................................................................................        2
Summary Financial Information....................................................................        2
Risk Factors.....................................................................................        3
Dividend Policy..................................................................................        5
Use of Proceeds..................................................................................        5
Selling Shareholders.............................................................................        5
Plan of Distribution.............................................................................        9
Directors and Executive Officers.................................................................       10
Committee........................................................................................       13
Compensation Committee Interlocks and Insider Participation......................................       13
Indemnification of Directors and Officers........................................................       13
Security Ownership of certain Beneficial Owners and Management...................................       14
Description of Securities........................................................................       15
Common Shares....................................................................................       15
Series A Convertible Preferred Shares............................................................       16
Warrants.........................................................................................       16
Options..........................................................................................       16
Certain Statutory Provisions.....................................................................       16
Legal Proceedings................................................................................       17
Legal Matters....................................................................................       17
Business.........................................................................................       17
Products.........................................................................................       19
Key Product Attributes...........................................................................       20
Pricing..........................................................................................       20
Distribution.....................................................................................       20
Marketing........................................................................................       20
Regulations......................................................................................       21
Competition......................................................................................       21
Suppliers........................................................................................       21
Employees........................................................................................       21
Trademarks.......................................................................................       21
Research and Development.........................................................................       22
Property.........................................................................................       22
Management Discussion and Analysis or Plan of Operations.........................................       22
Forward Looking Statements.......................................................................       27
Certain Relationships and Related Transactions...................................................       28
Market For Common Equity and Related Stockholders Matters........................................       29
Executive Compensation...........................................................................       33
Incentive Stock Option Plan......................................................................       33
Reports to Shareholders..........................................................................       33
Additional Information...........................................................................       33
Financial Statements.............................................................................       34

                               KAHIKI FOODS, INC.
                             4,938,048 Common Shares

      This prospectus relates to the resale of up to 4,938,048 of our common shares by the selling shareholders listed in this prospectus. The selling shareholders will receive all of the proceeds from the sale of common shares hereunder. Of these shares, 1,378,700 shares are issuable upon the exercise of warrants or options. We will receive the proceeds from any cash exercise of the warrants and options by the selling shareholders. The shares offered by this prospectus may be sold from time to time by the selling shareholders at prevailing market prices or prices negotiated at the time of sale. The securities offered by this prospectus were issued to the selling shareholders in transactions exempt from registration under the Securities Act of 1933, as amended. We will pay all expenses of registering the securities.

Our common shares are listed on the OTC Bulletin Board Quotation System, or the OTCBB, under the symbol "KSCI". On July 26, 2005, the last reported sale price of our common shares on the OTCBB was $1.25.

         THE SECURITIES OFFERED HEREBY INVOLVE A CERTAIN DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
 ACCURACY AND ADEQUACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                 The date of this Prospectus is August __, 2005.

                                     SUMMARY

      The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this registration statement. Prospective investors should read the entire prospectus before making an investment decision.

                                    ABOUT US

      Kahiki Foods, Inc. was incorporated in Ohio in 1982. Our principal business is to develop, manufacture and market frozen and other finished Asian food products. In 1982, we acquired a Polynesian restaurant in Columbus, Ohio known as the Kahiki Restaurant. We began a food processing operation in 1988 and in 1995 we opened a 7,000 square foot FDA approved processing facility. In 2000 we sold the restaurant and focused solely on our food processing business. Today, foods sold by us are packaged in bulk and/or frozen containers and include a wide variety of products, including egg rolls, appetizers, fried rice, sauces, meal kits, single serve entrees and family meal entrees. Our products are distributed to foodservice companies and institutions, retail grocery store chains and warehouse club stores. Our principal executive offices are located at 1100 Morrison Road, Columbus, Ohio 43230 and our telephone number is (614) 332-3180.

                                TERMS OF OFFERING

SECURITIES OFFERED:   Common shares.

OFFERING PERIOD:      The common shares are being offered on a "best efforts"
                      basis by the selling shareholders from time to time at a prices available in the market.

COMMON SHARES
  OUTSTANDING         3,670,848 common shares.

                          SUMMARY FINANCIAL INFORMATION

      The following information has been derived from our financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the related notes thereto.

                                                                Thrree Months ended June 30
                                  Year Ended March 31                 (unaudited)
                       ---------------------------------------  ---------------------------
INCOME STATEMENT DATA      2005         2004          2003         2005           2004
---------------------  ------------  -----------  ------------  -----------  --------------
Net Sales              $ 18,894,267  $14,193,124  $ 9,204,684   $5,098,006   $    5,021,263

Net Income (loss)      $     63,528  $   676,388  $   (85,923)  $ (220,394)  $      145,006

Net Income Per Share   $       0.02  $      0.23  $     (0.03)  $     (.06)  $          .04

                        March 31 2005
 BALANCE SHEET DATA         Actual      June 30, 2005
--------------------    -------------   -------------
Total Assets            $  14,695,825   $  17,842,596
Working Capital         $     (93,418)  $   1,603,409
Long Term Debt          $   7,617,427   $  10,954,582
Total Liabilities       $  11,273,797   $  14,632,531
Shareholders' Equity    $   3,422,028   $   3,210,064

      (1) Assumes that the warrants and options offered hereby are all exercised.

                                  RISK FACTORS

      Prospective purchasers should carefully consider the following risk factors, in addition to the other information contained in this prospectus, before purchasing the securities being offered.

                  Our Management holds a majority of our outstanding common shares, which may affect the ability of minority shareholders to influence our activities - Assuming no exercise of warrants or options, current management owns approximately 49.38% of our outstanding common shares. As a result, current management is in a position to effectively elect all of our Directors and control our affairs and policies.

                  Our credit facility contains restrictive covenants that limit our financial and operational flexibility and our ability to pay dividends -Our credit facility with Key Bank contains restrictive covenants that limit our ability to incur debt, require us to maintain financial ratios, such as a debt service coverage ratio and leverage ratio, and restrict our ability to pay dividends. These restrictions may adversely affect our ability to conduct and expand our operations. Adequate funds may not be available when needed or may not be available on favorable terms. Even if available, our credit facility may restrict our ability to raise additional funds. If we are unable to raise capital, our finances and operations may be adversely affected..

                  Raw material cost increases could materially impact our business - We purchase the raw materials (vegetables, rice and meats) which go into our products from a variety of sources locally and regionally. We have not entered into any long term supply contracts with our raw material suppliers. Increases in the costs of raw materials could have a material adverse effect on our business and our ability to compete with larger, integrated food manufacturers.

                  We may be exposed to potential product liability claims which could have an adverse impact on our business - While we endeavor to sell safe products, there is a possibility that a vendor could handle our products improperly or that someone could have an adverse reaction to a product. We maintain commercial general liability insurance in the amount of $1,000,000 per occurrence and $2,000,000 aggregate. Although we believe that the amount of insurance coverage is sufficient for our operations, there is no assurance that the coverage will be adequate. Any successful claims against us in excess of our insurance coverage could have a material adverse effect on Kahiki.

                  Governmental regulations may lead to increased costs and decreased revenues, both of which may negatively affect our potential profitability - We are subject to extensive regulations by federal, state and local governmental authorities regarding the quality, purity, manufacturing, distribution and labeling of food products. Our manufacturing facility is subject to regulation and inspection by the United States Department of Agriculture, the United States Food and Drug Administration, and the State of Ohio Departments of Agriculture and Health. A finding of a failure to comply with one or more regulatory requirements can result in the imposition of sanctions including the closing of all or a portion of our facility for a period of time. In addition to licensing requirements, a regulatory agency could declare a food product hazardous or limit its use or require a recall. We believe that we are in substantial compliance with all material governmental regulations regarding our products and that we have all government permits, licenses, qualifications and approvals required for our operations. However, there can be no assurance that we will be able to continue to comply with those regulations, or comply with future regulations, without inordinate costs or interruption of our operations.

                  Because we depend on a limited number of principal customers for a majority of our sales, a loss of one principal customer could materially adversely affect our business and financial condition - Our ten largest accounts represented 64% of our sales in the year ended March 31 2004 and 69% of our sales in the year ended March 31, 2005. For the year ended March 31, 2004, Costco represented approximately 27%, Meijer's represented approximately 7% and Wal-Mart represented approximately 15% of our total sales. For the year ended March 31, 2005, Costco represented approximately 25%, Wal-Mart represented approximately 7% and Sam's Club represented approximately 12% of our total sales. We do not have contractual arrangements with our principal customers. If these companies cease ordering products from us, our business could be materially adversely affected.

                  Our business could be adversely affected if we are unable to adequately protect our proprietary technology - The proprietary technology we own or intend to acquire or develop will be one of the keys to our performance and ability to remain competitive. Our current intellectual property consists of recipes and cooking processes for our products and four trademarks. We may rely on a combination of patent, trademark, copyright and trade secret laws to establish and protect our proprietary rights. We will also use technical measures, confidentiality agreements and non-compete agreements to protect our proprietary rights. We may however not be able to secure significant protection for service marks or trademarks we obtain. Our competitors or others could adopt product names similar to ours. Any of these actions by others might impede our ability to build brand identity and could lead to consumer confusion. Our inability to protect our brand name adequately could adversely affect our business and financial condition.

                  The steps we take to protect our proprietary information may not prevent misappropriation of our technology, and the agreements we enter into for that purpose might not be enforceable. The laws of other countries may not provide us with adequate or effective protection of our intellectual property.

                  An active trading market for our shares may never develop which may lead to increased investment risk and inability to sell your shares - Our common shares are listed for trading on the OTC Bulletin Board and trade infrequently. We will endeavor to list our common shares eventually on NASDAQ. We cannot provide any assurance that our common shares will be quoted or continue to be quoted on the OTC Bulletin Board or NASDAQ. If there is no market for trading our common shares, the market price of our common shares will be materially and adversely affected.

                  We will incur increased costs as a result of being a public company - As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the Securities and Exchange Commission and the NYSE and NASDAQ. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

                                 DIVIDEND POLICY

      We have never paid cash dividends on our common shares. Holders of common shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefore. Our ability to pay dividends will depend upon our future earnings and net worth. We are restricted by Ohio law from paying dividends on any of our outstanding shares while insolvent or if such payment would result in a reduction of our stated capital below the required amount.

      It is the intention of our Board periodically to consider the payment of dividends, based on future earnings, operating and financial condition, capital requirements and other factors deemed relevant by the Board. There is no assurance that we will be able or will desire to pay dividends in the near future or, if dividends are paid, in what amount. Our Board may decide not to pay dividends in the near future, even if funds are legally available therefore, in order to provide us with more funds for operations. See "DESCRIPTION OF SECURITIES - Common Shares".

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the common shares by the selling shareholders. Any proceeds from the sale of shares by us to the selling shareholders upon exercise of the warrants and options will be used for general corporate purposes, including capital expenditures and to meet working capital needs. General corporate purposes may also include, without limitation, repayment of debt.

                              SELLING SHAREHOLDERS

      The following table sets forth the names of the selling shareholders, positions with Kahiki Foods, Inc., if any, and the number of common shares, warrants and options owned by them. The number of common shares being registered are a portion of the common shares and warrants owned by such person. The number of common shares which may actually be sold by the selling shareholders will be determined from time to time by them, and will depend upon a number of factors, including the price of our common shares from time to time. Because the selling shareholders may offer all, some or none of the common shares that they hold, and because any potential offering by the selling shareholders is not being underwritten, no estimate can be given as to the number of common shares that will be held by the selling shareholders upon termination of such offering. See "Plan of Distribution." The table sets forth such information as of July 22, 2005, concerning the beneficial ownership of the common shares, warrants and options by the selling shareholder. All information as to beneficial ownership has been furnished by the selling shareholders.

                                                                                  Number
                            Number of   Number of     Number of                     of
                             Common       $2.25         $3.00      Number of      Shares
                             Shares      Warrants     Warrants      Options       Issued                   Percent
                            Owned and   Owned and     Owned and    Owned and        on                        of
                            Available   Available     Available    Available   Conver-sion      Total       class
   Name and Address of      for sale     for sale     for sale     for sale         of        Number of     After
       Shareholder          prior to     prior to     prior to     prior  to    Preferred       Shares     Offering
  (Position with Kahiki)    Offering     Offering     Offering     Offering       Shares     Offered (1)     (1)
-------------------------  ----------   ----------   ----------   ----------   -----------   -----------   --------
Barron Partners LP (2)     588,235(6)   294,117(6)   294,117(6)   None            None         1,176,469       0%
730 Fifth Avenue
9th Floor
New York, N.Y.
(None)

Bob Binsky                 249,792(6)   None            None      200,600(6)      None           450,392       0%
20185 E. Country Club
Drive
North Miami Beach, Fl
(Former Director)

Winston Bash               12,372(7)    None            None       54,600(6)      None            54,600       *
4093 Roselea Pl.
Columbus, Ohio
(Former Director)

Karl F. Birkenfeld(3)         None      24,000(6)       None         None         None            24,000       0%
2 Greenvale Avenue
Yonkers, New York
(None)

Laconia Capital Corp.(4)      None      3,000(6)        None         None         None             3,000       0%
17 Battery Place
Suite 709
New York, New York
(None)

William Velmar                None      3,000(6)        None         None         None             3,000       0%
2274 Arbor Lane #2
Salt Lake City, Utah
(None)

Townsends, Inc.(5)            None      None            None         None      888,889 (7)       888,889       0%
Suite 420
919 North Market Street
Wilmington, Delaware
(Supplier)

Charles Dix(5)                  None      None   None      2000(6)   None     2,000      0%
2098 Southhampton
Bridge Rd.
Salisbury, Maryland
(Director)

Allen J. Proctor                7500(7)   None   None      4000(6)   None     4,000      *
471 Highgate Avenue
Worthington, OH
(Director)

R.L. Richards                    500(7)   None   None     3,000(6)   None     3,000      *
5598 Preston Mill Way
Dublin, Ohio
(Director)

Bradford M. Sprague            2,400(7)   None   None     3,000(6)   None     3,000      *
1636 Sherbourne Lane
Powell, Ohio
(Director)

Alan Hoover                   56,000(6)   None   None   240,666(6)   None   240,666      *
1100 Morrison Road
Gahanna, Ohio
(Acting President)

Alfred Cheung                  5,000(7)   None   None   100,000(6)   None   100,000      *
1100 Morrison Road
Gahanna, Ohio
(Vice President)

Julia A. Fratianne              None      None   None    25,000(6)   None    25,000      *
1100 Morrison Road
Gahanna, Ohio
(Treasurer, CFO)

Estate of Michael C.       1,023,000(6)   None   None    12,000(6)   None   512,000   9.02%
Tsao(8)
c/o Alice Tsao, Executor
1100 Morrison Road
Gahanna, Ohio
(Former Chairman,
President, Director)

Alice W. Taso                688,660(6)   None   None    12,000(6)   None   512,000   3.08%
1100 Morrison Road
Gahanna, Ohio
(Vice President,
Secretary, Director)

Andrew J. Federico              None      None   None    52,600(6)   None    52,600      0
366 East Broad Street
Columbus, Ohio
(Outside Counsel)

Kenneth Kisner                21,000(6)   None   None      None      None    21,000      0
523 Lincolnshire Road
Gahanna, Ohio
(None)

Hai Ping Liu                   7,000(6)   None   None    16,000(6)   None    23,000      0
821 Monarda Pl.
Reynoldsburg, Ohio
(Employee)

Theang Ngo           6,000(6)   None   None   16,000(6)   None   22,000   0
6440 Gossmer Ct.
Westerville, Ohio
(Employee)

Gil Wilson           3,000(6)   None   None   13,000(6)   None   16,000   0
1100 Morrison Road
Gahanna, Ohio
(Employee)

Dan Copley            None      None   None    6,000(6)   None    6,000   0
1100 Morrison Road
Gahanna, Ohio
(Employee)

------------

      (1)   Assumes the sale of all securities offered.

      (2) Barron Partners LP is a Delaware limited partnership. The general partner of Barron Partners LP is Barron Capital Advisors LLC, a Delaware limited liability company. Andrew Barron Worden is the managing member of the Barron Capital Advisors LLC.. Except as a shareholder since February 27, 2004, Barron Partners LP has not had a material relationship with Kahiki in the past three years.

      (3) Karl F. Birkenfeld is an associated person of Westcap Securities, a licensed broker dealer. Mr. Birkenfeld received his warrants as compensation for investment banking services rendered to Kahiki in 2004.

      (4) Laconia Capital Corp. is a licensed broker dealer and received its warrants as compensation for investment banking services rendered to Kahiki in 2004. Michael Franzese, President of Laconia Capital Corp., exercises the power to vote or dispose of the securities offered.

      (5) Townsends, Inc. has entered into a Supply Agreement with Kahiki to supply chicken to Kahiki and a Co-Pack Agreement pursuant to which Kahiki produces product for Townsends. Charles Dix, President and Chief Operating Officer of Townsends and a Director of Kahiki, and David Burton, Chief Financial Officer of Townsends, share the power to vote or dispose of the securities offered.

      (6) These securities were acquired directly from Kahiki in private placement transactions.

      (7) These securities were acquired in open market transactions in the Over the Counter market.

      (8) Alice Tsao, as executor, has sole power to vote and dispose of these securities.

      *     Less than one percent.

                              PLAN OF DISTRIBUTION

      We will receive no proceeds from the sale of 4,938,048 common shares by the selling shareholder. The common shares, may be sold from time to time to purchasers directly by the selling shareholder. The selling shareholders have not indicated any current plan to distribute the common shares, and it is anticipated that they will either offer the common shares for sale for their own account or retain them for investment.

      The selling shareholders may, from time to time, sell any or all of their common shares on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at prevailing market prices or privately negotiated prices. The selling shareholders may use any one or more of the following methods to sell their shares: ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block of shares as principal to facilitate the transaction; purchases by a broker-dealer as principal and resale by the broker-dealer for its account; an exchange distribution in accordance with the rules of the applicable exchange; privately negotiated transactions; a combination of any such methods of sale; and any other method permitted pursuant to applicable law.

      The selling shareholders, acting alone or in concert with others, may be considered statutory underwriters under the Securities Act of 1933 if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. If the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

      We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market. The securities may only be resold if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholder or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

      In addition, the selling shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

      The selling shareholders may pledge all or a portion of their securities as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling shareholders, the pledgee in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. The selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholder under this prospectus.

      In addition to the above, the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

      There can be no assurances that the selling shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one (1) or five (5) business days prior to the commencement of such distribution.

      All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling shareholder, we will pay all the fees and expenses incident to the registration of the securities, other than underwriting discounts and commissions, if any, which are to be paid by the selling shareholder.

      Should any substantial change occur regarding the status or other matters concerning the shareholder, we will file an amendment to this prospectus disclosing such matters.

                        DIRECTORS AND EXECUTIVE OFFICERS

      The name of, and certain information with respect to each of our officers and Directors are follows:

      NAME             AGE                    POSITION                     DIRECTOR SINCE
-------------------    ---    -----------------------------------------    --------------
Alice W. Tsao          54     Chairman of the Board, Vice President and          1982
                              Secretary

Alan Hoover            50     Acting President                                   1999

Bradford M. Sprague    54     Director                                           2004

Charles Dix            42     Director                                           2004

Allen J. Proctor       53     Director                                           2004

R.L. Richards          57     Director                                           2004

John F. Dix            63     Director                                           2005

Julia A. Fratianne     42     Chief Financial Officer and Treasurer               N/A

Alfred Cheung          50     Vice President, Operations                          N/A

      All Directors are elected at the Annual Meeting of the Shareholders to serve for one year or until their successors are duly elected and qualified. Officers serve at the pleasure of the Board of Directors.

      The following is a brief summary of the business experience of each of our Directors and executive officers:

      ALICE W. TSAO has been our Vice-President, Secretary and a Director since 1982. In August, 2005, Mrs. Tsao was also named Chairman of the Board of Directors. She has an Associates Degree from the Los Angeles Business College, with a major in computer science. Mrs. Tsao founded Kahiki with her deceased husband, Michael Tsao, and has been active in Kahiki's business for the past twenty years.

      ALAN L. HOOVER was a Director from September, 1999 to August 2005. Mr. Hoover joined us in May, 1999 as Senior Vice President, Sales and Marketing. Mr. Hoover became Acting President in July, 2005 upon the death of our founder and President, Michael Tsao. Prior to joining us, Mr. Hoover was Vice President, National Accounts for Tenneco Packaging/Pressware, a manufacturer of packaging and labels, in Columbus, Ohio. Mr. Hoover received his B.S. (Administrative Management) from Clemson University and his M.B.A. (Financial Management) from Benedictine University.

      BRADFORD M. SPRAGUE became a member of our Board of Directors in 2004. Since 2001, Mr. Sprague has been the owner/manager of Prism Municipal Advisors, a financial advisory firm located in Columbus, Ohio. For ten years prior to forming Prism Municipal Advisors, Mr. Sprague was the manager of A.G. Edwards & Sons, Inc.'s Columbus, Ohio public finance office. Mr. Sprague earned an undergraduate degree from Miami University and a Masters of Public Administrative from the Ohio State University.

      CHARLES DIX became a member of our Board of Directors in 2004. Since 1989, Mr. Dix has held various positions with Townsends, Inc., a Delaware based family-owned poultry corporation, including as General Manager - Townsends Culinary (1997-1998); as Complex Manager - Delaware Business Unit (1998 - 2000); and as the President and Chief Operating Officer (2000-present). Townsends, Inc, supplies chicken products to Kahiki at competitive prices. Mr. Dix received his BSBA in Management degree from Shippensburg University.

      ALLEN J. PROCTOR became a member of our Board of Directors in 2004. Since 2001, Dr. Proctor has been the principal of Allen Proctor Consulting, LLC, a Columbus Ohio based advisor to CEO's on strategic planning, financial reporting and investment oversight. Prior to forming Allen Proctor Consulting, LLC, Dr. Proctor was the Executive Director of the Ohio Police & Fire Pension Fund (1997-2001) and Vice President of Finance of Harvard University (1994-1997). Dr. Proctor's prior experience includes stints with the New York State Financial Control Board; Columbia University Graduate School of Business; Office of Management and Budget, City of New York; the Federal Reserve Bank of New York; and the International Bank for Reconstruction and Development. Dr. Proctor is a member of various non profit boards. He received his A.B. degree from Harvard University and PhD in international trade and finance from the University of Wisconsin-Madison.

      R.L. RICHARDS became a member of our Board of Directors in 2004. Since 1978, Mr. Richards has been Trustee of the R. David Thomas Trust, Dublin, Ohio. Mr. Richards also serves on the boards of Acceptance Insurance Companies, Inc., Fifth Third Bank, Columbus, Ohio Division and Stanley Steemer International, Inc. Mr. Richards received a B.A. Economics and Political Science from Wittenberg University and J.D. from the Ohio State University - Michael Moritz College of Law.

      JOHN F. DIX became a member of our Board of Directors in August, 2005. Mr. Dix is the founder and President of Business Development Index Limited, Inc. Mr. Dix has over 30 years of industry leadership experience. Prior to founding Business Development Index Limited, Inc. in 1994, Mr. Dix served as Group Vice President of Bordon Foods Corporation from 1977 to 1994. Since 1985 Mr. Dix has taught strategic planning in the MBA program at The Ohio State University. Also at The Ohio State University, Mr. Dix is the co-director of the Center for Excellence in Manufacturing Management. Mr. Dix has served on the board of directors of Acordia McElroy/Minister, Co., Lord, Sullivan & Yoder, Inc. Fiesta Salons, Inc., Excel Management Systems, Inc., Shared Resources, Inc., Trillium Health Care Products, Inc., and New Products Innovations, Inc. Mr. Dix graduated in 1963 from John Carroll University with a Bachelor of Science in Business Administration. He also completed the Harvard Business School Program for Management Development in 1975.

      JULIA A. FRATIANNE joined us in March, 2004 as our Chief Financial Officer and became Treasurer in August 2,004. From 1987 to 2003, Ms. Fratianne held various finance positions with Metatec, Inc. (nka Inoveris, LLC), a Dublin, Ohio manufacturer of CD-ROMs, including as Vice President, Finance, Secretary and Treasurer from May, 1997 to October, 1998, and as Vice President, Finance and Administration from October 1998 to December, 2003. Ms. Fratianne received her B.S. (Accounting) from Miami University and is a certified public accountant.

      ALFRED CHEUNG joined us in 2003 as our Vice President, Operations. Mr. Cheung has over 25 years of experience in the food industry in research and development, quality management and food processing. From 1998 to 2003, Mr. Cheung was a lecturer with the University of Hong Kong, Graduate School, Food Industry Management and Marketing. Additionally, from 2001-2002, Mr. Cheung was a consultant to Yum! Brands (the parent company of KFC, Pizza Hut and Taco
Bell), Hong Kong, and from 1998-2001, a consultant and director, Technical & Engineering Services of Tung Chun Company, a food manufacturer located in Hong Kong. Mr. Chung received his B.S. in food science degree from the University of Minnesota and his masters degree in food science from the University of Illinois.

RECENT EVENTS

      On July 19, 2005, Michael Tsao, our President, Chairman of the Board and Chief Executive Officer, became seriously ill. Mr. Tsao died on July 22, 2005. Our Board of Directors met on July 26, 2005 and elected Alan Hoover as Acting President. Mr. Hoover has been with Kahiki since 1999. Additionally, we named an Executive Committee of our Board of Directors consisting of Alice Tsao (Chairman), Allen Proctor, R.L. Richards and Charles Dix. We expect the Executive Committee to meet bi-monthly for the next fiscal quarter to assist our management team in this transition period.

COMMITTEES

      The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The Audit Committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor's audit plans, review and reports upon various matters affecting the independence of the independent auditors, and review with the independent auditors the results of the audit and management's responses.

      The Audit Committee is composed of Dr. Proctor, Mr. Richards and Mr. Sprague. All of the members of the Audit Committee are considered "independent", as independence for Audit Committee members is defined in applicable rules of the National Association of Securities Dealers' listing standards. The Board of Directors has determined that Allen Proctor is an audit committee financial expert as defined by Item 401(e) of Regulation S-B of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Item 7(d)(e3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. The Audit Committee met three times during the year ended March 31, 2005.

      The Compensation Committee is composed of Mr. Sprague, Mr. John Dix and Mr. Charles Dix. Our Compensation Committee is responsible for establishing our compensation plans. Its duties include the development with management of all benefit plans for our employees, the formulation of bonus plans, incentive compensation packages and medical and other benefit plans. The Compensation Committee met one time in the fiscal year ended March 31, 2005.

      The Board of Directors has no standing nominating committee. Kahiki believes that, as a result of the role of the independent directors, as described below, it is not necessary to have a separate nominating committee at this time. Four of our eight current Directors are independent as determined utilizing the standards for director "independence" set forth in applicable rules of the National Association of Securities Dealers' listing standards. The entire Board selects nominees for election as Directors by majority vote, thus ensuring approval of all Director nominees by a majority of our independent Directors. In selecting nominees for Director, the Board does not operate pursuant to a charter.

      In selecting Director nominees, the Board considers, among other factors, the existing composition of the Board and their evaluation of the mix of Board members appropriate for the perceived needs of Kahiki. The Board believes that continuity in leadership and Board tenure maximizes the Board's ability to exercise meaningful Board oversight. Because qualified incumbent Directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a Director, the Board will generally consider as potential candidates those incumbent Directors interested in standing for re-election who they believe have satisfied Director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

      Generally, the Board will consider shareholder recommendations of proposed Director nominees if such recommendations are serious and timely received. To be timely, recommendations must be received in writing at our principal executive offices at least 120 days prior to the anniversary date of mailing of our proxy statement for the prior year's annual meeting. In addition, any shareholder director nominee recommendation must include the following information:

      - the proposed nominee's name and qualifications and the reason for such recommendation;

      - the name and record address of the shareholder(s) proposing such nominee;

      - the number of shares of our stock which are beneficially owned by such shareholder(s); and

      - a description of any financial or other relationship between the shareholder(s) and such nominee or between the nominee and Kahiki.

      In order to be considered by the Board, any candidate proposed by one or more shareholders will be required to submit appropriate biographical and other information equivalent to that required of all other Director candidates.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of our executive officers has served:

      - as a member of the compensation committee of another entity which has had an executive officer who has served on our compensation committee;

      - as a director of another entity which has had an executive officer who has served on our compensation committee; or

      - as a member of the compensation committee of another entity which has had an executive officer who has served as one of our directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our Amended Articles of Incorporation provide that Kahiki shall indemnify any Director or Officer (and may indemnify any other employee or agent of Kahiki or of another entity) who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of Kahiki or is or was serving at the request of Kahiki as a director, officer, trustee, employee or agent of another company, domestic or foreign, non-profit or for-profit, partnership joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Kahiki, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of Kahiki.

      Determination of rights to indemnification shall be made by a majority vote of a quorum of the directors, or by the court in which such action, suit or proceeding was brought.

      We may obtain and maintain liability insurance against liabilities of its directors, officers, employees and agents, sufficient to cover its obligations under these indemnification provisions, and may obtain such liability insurance for liabilities of such persons not subject to any obligations of Kahiki under these indemnification provisions.

      The indemnification provided thereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement or vote of shareholders or disinterested directors. In addition, if at any time the Ohio Revised Code ("Code") shall have been amended to authorize further elimination or limitation of the liability of directors or officers, then the liability of each director and officer of Kahiki shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the Code require such action. The provision does not limit the right of Kahiki or its shareholders to seek injunctive or other equitable relief not involving payments in the nature of monetary damages.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Kahiki pursuant to the Articles of Incorporation, or otherwise, Kahiki has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of July 22, 2005, certain information concerning stock ownership of all persons known by us to own beneficially five percent (5%) or more of our outstanding common shares, and each director or officer and all officers and directors as a group:

      Name and Address of        Number of Common   Percent of
       Beneficial Owner           Shares Owned(1)     Class
------------------------------   ----------------   ----------
Estate of Michael C. Tsao          1,735,660(2)       28.32%
c/o Alice W. Tsao, as Executor
1100 Morrison Road
Columbus, Ohio  43230

Alice W. Tsao                      1,735,660(2)       28.32%
1100 Morrison Road
Columbus, Ohio  43230

Dr. Winston Bash                      66,922           1.09%
4093 Roselea Place
Columbus, Ohio 43214

Bob Binsky                            450,392       7.34%
20185 E. County Club Dr.
North Miami Beach, Fl 33180

Alan Hoover                           296,666       4.84%
1100 Morrison Road
Columbus, Ohio  43230

Bradford M. Sprague                     5,400        .09%
1636 Sherbourne Lane
Powell, OH  43085

Charles Dix                           890,889(4)   14.54%
30098 Southampton Bridge Road
Salisbury, Maryland 21804

Allen J. Proctor                       11,750        .19%
471 Highgate Avenue
Worthington, Ohio  43085

R.L. Richards                           3,500        .06%
5598 Preston Mill Way
Dublin, OH  43017

Julia A.. Fratianne                    25,000(1)     .41%
1100 Morrison Road
Columbus, Ohio  43230

Alfred Cheung                         105,000       1.71%
1100 Morrison Road
Columbus, Ohio  43230

Barron Partners LP
730 Fifth Ave., 9th Floor           1,176,469(3)   19.19%
New York, New York 10019

Townsends, Inc.
Suite 420
919 North Market Street
Wilmington, Delaware  18801           890,889(4)   14.54%

Officers and Directors as a Group   3,140,787(4)   51.24%
(9 Persons)

(1) Unless otherwise provided, the stated number of shares are owned directly by the person named. Shares shown include the following shares subject to options currently exercisable: Estate of Michael C. Tsao, 12,000 shares; Ms. Tsao, 12,000 shares; Dr. Bash, 54,600 shares; Mr. Binsky, 200,600 shares; Mr. Hoover, 240,666 shares; Mr. Sprague, 3,000 shares; Mr. Dix, 2,000 shares; Mr. Richards, 3,000 shares; Mr. Proctor, 4,000 shares; Ms. Fratianne, 25,000 shares; and Mr. Cheung, 100,000 shares.

(2) Michael C. Tsao and Alice W. Tsao were husband and wife. The listed shares include 688,660 shares owned directly by Alice W. Tsao and 1,023,000 shares owned by the Estate of Michael C. Tsao with respect to which Alice
      W. Tsao, as Executor, has the sole power to vote and dispose of such shares.

(3) Includes shares issuable upon the exercise of 294,117 $2.25 Warrants and 294,117 $3.00 Warrants.

(4) Includes 888,889 shares issuable to Townsends, Inc. upon conversion of 888,889 Preferred Shares. Mr. Dix is President of Townsends, Inc.

                            DESCRIPTION OF SECURITIES

COMMON SHARES

      Our authorized capital consists of 10,000,000 shares of capital stock, consisting of 9,000,000 common shares without par value, and 1,000,000 Series A Convertible Preferred Shares without par value. As of the date hereof, 3,670,848 common shares are outstanding. In addition, 2,267,588 common shares are reserved for issuance upon exercise of warrants and options and conversion of preferred shares.

      Each holder of common shares is entitled to one vote for each share held on any matter properly submitted to the shareholders for a vote but is not entitled to vote cumulatively in the election of directors. The holders of common shares do not have any preemptive, subscription or redemption rights. The holders of common shares are entitled to receive dividends if, as and when declared by the Board of Directors. See "DIVIDEND POLICY".

SERIES A CONVERTIBLE PREFERRED SHARES

      Our Amended and Restated Articles of Incorporation authorize the issuance of up to 1,000,000 Series A Convertible Preferred Shares without par value. The preferred shares provide for cumulative annual dividends at an annual rate of $.1125 per share, are convertible into common shares on a share for share basis (subject to anti-dilution rights), have a liquidation preference of 1.5 times the invested amount and entitle the class to elect up to two members of our Board of Directors. Townsends, Inc. acquired 888,889 preferred shares on conversion of $2,000,000 aggregate principal amount of Kahiki's outstanding Convertible Notes in August 2005.

WARRANTS

      We have authorized the issuance of 324,117 $2.25 Warrants. Each $2.25 Warrant is immediately exercisable and entitles the holder thereof to purchase one common share at an exercise price of $2.25 per share until February 27, 2009. Additionally, we have authorized the issuance of 294,117 $3.00 Warrants. Each $3.00 Warrant is immediately exercisable and entitles the holder thereof to purchase one common share at an exercise price of $3.00 per share until February 27, 2009. The number of shares to be received upon exercise, and the exercise price, are subject to adjustment in the event of a corporate reorganization, restructuring, share dividend or other corporate action, to maintain the rights of the warrant holders substantially as if such action had not occurred. The common shares underlying the warrants are being registered pursuant to this prospectus. We have reserved 618,234 common shares for issuance upon the exercise of the warrants.

OPTIONS

      We have authorized the issuance of 760,466 Common Share Purchase Options, each option entitling the holder thereof to purchase one common share at various exercise prices. The number of shares to be received upon exercise, and the exercise price, are subject to adjustment in the event of a corporate reorganization, restructuring, share dividend or other corporate actions, to maintain the rights of the option holders substantially as if such action had not occurred. The common shares underlying the options are being registered purpusant to this prospectus. We have reserved 760,466 common shares for issuance upon the exercise of the options.

CERTAIN STATUTORY PROVISIONS

      Section 1701.831 of the Ohio Revised Code generally provides that certain "control share acquisitions" of shares of an "issuing public corporation" may be made only with the prior authorization of the shareholders of the corporation, unless the articles or code of regulations of the corporation otherwise provide. In addition, Chapter 1704 of the Ohio Revised Code, known as the "merger moratorium" chapter, generally prohibits a wide range of business combinations and transactions between or involving an issuing public corporation that is a reporting company under the Securities Exchange Act of 1934 and a person who, alone or with others, beneficially owns 10% or more of the voting power of the corporation (an "interested shareholder"). A corporation may provide in its Articles of Incorporation that Chapter 1704 shall not apply to the corporation. In addition, if the corporation's board of directors has approved the interested shareholder's acquisition of his shares or has approved the specific business combination or transaction in question, the general prohibitions of Chapter 1704 do not apply.

      Our Amended Articles of Incorporation and Code of Regulations do not contain any language excepting us from the provisions of Section 1701.831 or Chapter 1704 of the Ohio Revised code, and therefore both are applicable to us.

                                LEGAL PROCEEDINGS

      We are not currently engaged in any material legal proceedings.

                                  LEGAL MATTERS

      The validity of the common shares, warrants and options offered hereby will be passed upon for us by Carlile Patchen & Murphy LLP, Columbus, Ohio. Andrew J. Federico, of counsel to Carlile Patchen & Murphy LLP, holds options to purchase 30,600 of our common shares at $.22 per share; 10,000 common shares at $.56 per share; 6,000 common shares at $.625 per share; and 6,000 common shares at $.65 per share.

                                    BUSINESS

      This Registration Statement contains certain forward-looking statements including without limitation, statements concerning our operations, economic performance, financial condition and prospects, including in particular statements relating to our growth strategy. The words "estimate," "project," "intent," "believe," "expect," "anticipate," and other similar expressions generally identify forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this statement. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including, without limitation, those risk factors identified below and elsewhere in this statement. In addition, important factors to consider in evaluating such forward-looking statements include changes in external market factors, changes in our business or growth strategy or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various competitive factors. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of the risk factors described below and elsewhere in this statement. In light of these risks and uncertainties, there can be no assurance that the matters referred to in the forward-looking statements contained in this statement will in fact occur. Except as required by law, we disclaim any obligation to update or revise any of these forward-looking statements.

      Kahiki Foods, Inc. was incorporated under the laws of the State of Ohio in June 1982 for the primary purpose of acquiring a full-service restaurant in Columbus, Ohio known as the Kahiki

Restaurant. The restaurant was founded in 1961 as a theme based Polynesian restaurant. The exterior roof resembled a massive Polynesian war canoe and the interior ceilings reached 60 feet in height. The restaurant's decor included authentic Polynesian artifacts, stone tiki gods and an authentic outrigger canoe. The restaurant was recognized as one of the Top 10, Five Star Diamond restaurants in the Asian-Pacific category. It won the Millennium Award as one of the Top 100 restaurants of the 20th Century and was named the top Polynesian restaurant in America in the 20th Century.

      From 1982 to 1988, our sole business was operation of the Kahiki Restaurant. We began a food processing operation in December of 1988 to manufacture and process frozen and other finished Chinese/Polynesian foods for wholesale distribution. Initially, production facilities consisted of part of the basement and food preparation areas of the Kahiki Restaurant. No automation was used in the production process, meaning all of the products distributed were processed completely by hand. In 1995, we opened an approximately 7,000 square foot automated food processing facility that received FDA approval.

      In the summer of 2000, we sold the land that the restaurant was located on, closing the restaurant on August 26, 2000. In September 2000, a medium sized (22,000 square feet) USDA approved food processing facility was opened.

      In December 2002, we acquired an existing approximately 119,000 square foot building on approximately 14.1 acres of land in Gahanna, Ohio a suburb of Columbus. We renovated and equipped this facility to meet FDA regulations for the manufacture of food products. We consolidated all of our operations in this facility in May, 2005. The facility is used to prepare, freeze, package, store and ship our products, and house our administrative offices.

      We manufacture and sell oriental foods packaged in bulk and frozen containers. We have a wide variety of offerings which include: Egg Rolls, Appetizers, Fried Rice, Sauces, Stir-fry Meal Kits, Single Serve Entrees, and Family Meal Entrees. All of the foregoing products are marketed at the retail and bulk institutional levels.

      In March 2001, Kahiki was named "Best Asian Handheld Foods" by the American Tasting Institute during their "Awards of the Americas" ceremony at Carnegie Hall. Kahiki was awarded their prestigious "Best of Show" and "Gold Medal Taste" awards for several entrees, including egg roll and potsticker frozen food products.

      Our products are produced and distributed to three broad market segments: foodservice, retail and warehouse clubs. Product mix and packaging is directed to each of those segments.

      The Foodservice segment entails the distribution of bulk institutional products to wholesale distributors, academic and governmental institutions and restaurants. Products in this category may also be redistributed by wholesale distributors to their own retail accounts. Our major customers in this segment include Gordon Food Service, Best Express, Abbott Foods/Sysco, Magic Wok, Orlando Foodservice, and U.S. Foodservice. The foodservice segment represented approximately 9.25% of our revenues in fiscal year 2004 and approximately 3% of our revenues in fiscal year 2005.

      The Retail segment entails the distribution of both bulk institutional products and individually packaged products to grocery store chains for sale to consumers. These products are generally sold in the delicatessen or frozen food sections of the grocery store. We may call directly on the grocery store chain or utilize a food broker. Our major customers in this segment include The Kroger Company, Albertson's, C&S Wholesale, H.E. Butt, Publix, Meijer, Smart & Final, SuperValu, Wakefern and Wal-Mart Supercenters. The retail segment represented approximately 69% of our revenues in fiscal year 2004 and approximately 60% of our revenues in fiscal year 2005.

      The Warehouse Clubs segment entails the distribution of bulk retail products to warehouse clubs for sale to consumers and small businesses. These products are generally in larger servings and are sold in the delicatessen or frozen food sections of the store. We may call directly on the chain or utilize a food broker. Our major customers in this segment included Sam's Club and Costco. The warehouse club segment represented approximately 31% of our revenues in fiscal year 2004 and approximately 37% of our revenues in fiscal year 2005.

      Our ten largest accounts represented 64% of our sales in the year ended March 31, 2004 and 69% of our sales in the year ended March 31, 2005. For the year ended March 31, 2004, Costco represented approximately 27%, Meijer's represented approximately 7% and Wal-Mart represented approximately 15% of our total sales. For the year ended March 31, 2005, Costco represented approximately 25%, Wal-Mart represented approximately 7% and Sam's Club represented approximately 12% of our total sales.

PRODUCTS

      Our products are segmented into three main categories. They are as follows:

            - CONVENIENCE MEALS. Includes 11 oz. single serve entrees, 11 oz. "Deli Entrees", 12 oz. "Bowl & Roll Combos", 24oz "Meals for Two" entrees, 32 oz. "Twin Packs" 40 oz "Asian In Minutes" kits, and 48 oz. "Family Meals."

            - HAND-HELD PRODUCTS. Includes egg rolls, potstickers, and other appetizers.

            - FOODSERVICE PRODUCTS. Includes meal components such as fried rice, marinated meats, tempura meats, and Pacific Rim sauces.

      Convenience meals currently account for 76% of sales, hand-held products 17%, and foodservice products 7%.

      Our retail, deli and warehouse club product lines include:

            - ENTREES: 11 oz. single serve, 11 oz. "Deli Entrees," 12oz. Bowl & Roll combos, 24 oz. "Meals for Two" entrees, 32 oz. "Twin Packs" 40 oz. "Asian In Minutes" kits, and 48 oz. "Family Meals."

            - EGG ROLLS: 3 oz. Egg rolls, 1 oz. Minis, and individually wrapped 3 oz. Egg rolls using a suscepter sleeve.

            -     APPETIZERS: Potstickers, Tempura Chicken, and Tiki Bites.

            - PLATTERS: 28.5 oz. "Aloha Party Platters" and 37.5 oz. "PuPu Platter."

      Our foodservice product lines include:

            - EGG ROLLS: Bulk packed 3 oz. Egg rolls, 1 oz. Minis and individually wrapped 3 oz. Egg rolls "To-Go!" using a suscepter sleeve.

            - APPETIZERS: Bulk packed potstickers, Tempura Chicken and Tiki Bites plus the "Appetizers To-Go Line" [for vending and C-Stores].

            - STIR-FRY MEAL KITS: 3-component system that can feed 9-12 people.

            - PACIFIC RIM SAUCES: Eight varieties of institutional size stir-fry sauces packed frozen and five shelf stable bottled sauces.

            - MEATS: Bulk packed meat components (cooked, sliced and marinated, or tempura style).

            -     RICES: Premium fried rice and steamed white rice.

KEY PRODUCT ATTRIBUTES

            - CONVENIENCE. Ease of use through the microwave oven is a significant factor for consumers and institutional foodservice operators. Our product line requires simple preparation and heating steps. Virtually every product is ready-to-serve within 20 minutes, providing quick and easy meal solutions for our customers.

            - AUTHENTIC TASTE AND STRONG FLAVOR PROFILES: We employ recipes and sauces used in the award-winning Kahiki restaurant to enhance the authenticity of our products. This allows us to achieve the best aroma, appearance, and flavor profile for our products.

            - HEALTH: Health conscious consumers generally recognize Pan Asian foods as offering health benefits. Kahiki does not use preservatives such as MSG and we only use the highest quality ingredients.

            - PACKAGING: Our products are enhanced through the use of modern packaging innovations, techniques, and graphics designs. We also utilize packaging that is environmentally responsible. Kahiki products incorporate bold, colorful graphics that command shelf attention.

PRICING

      Our pricing strategy focuses on avoiding price competition; this is accomplished in three ways. First, since the products are positioned in the gourmet and specialty food category, the shopper is conditioned not to make direct price comparisons with ordinary Asian foods. Second, by providing shoppers with a superior quality product, not only is the specialty status reinforced but consumers expect to pay a premium price if they are convinced that they are receiving far greater value than is available in the rest of the market. Finally, we focused our efforts on non-price competition, such as packaging and promotional activities, as a means of boosting sales revenue. Even though retail outlets are free to choose their own policies, this non-price competition is essential in encouraging them not to engage in price competition.

      This pricing strategy also provides greater long term flexibility through the growth curve of our products. As changes occur in customer demand, the market supply pricing policies will require revision. There is usually less customer resistance in starting with a premium price and revising it downward than by starting with a low price and attempting to increase it.

DISTRIBUTION.

      We ship directly to customers or to their distribution facilities. Some retail accounts employ a distributor because they do not own an in-house distribution warehouse. We will ship to their chosen distributor in this case. On the foodservice side of our business, we ship to various distributors who stock our products and re-sell them to end-users such as small restaurant operators, casinos, vending machine operators, etc.

MARKETING.

      We primarily advertise in trade journals such as Frozen Food Age, Deli Business, and Refrigerated & Frozen Food Retailer. These advertisements are generally a full page, in color, and focus on creating awareness of our products to the buyers and category managers at retail supermarkets. We market our products to various channels such as retain supermarkets (frozen food section, meat department, and deli grab & go section), dollar stores, convenience stores, membership warehouse clubs, and foodservice operators. We have a direct sales force of four sales managers with specific areas of responsibility. They direct the efforts of approximately 40 broker groups across the United States and Mexico. Our sales force will meet with buyers and category managers in an effort to sell our products to them.

REGULATIONS

      Our food processing facilities are subject to various federal, state and local regulations and inspection, and to extensive regulations and inspections, regarding sanitation, quality, packaging and labeling. Our manufacturing facility is subject to regulation and inspection by the United States Department of Agriculture, the United States Food and Drug Administration, and the State of Ohio Departments of Agriculture and Health. A finding of a failure to comply with one or more regulatory requirements can result in the imposition of sanctions including the closing of all or a portion of our facility for a period of time. In addition to licensing requirements, a regulatory agency could declare a food product hazardous or limit its use or require a recall. We believe that we are in substantial compliance with all material governmental regulations regarding our products and that we have all government permits, licenses, qualifications and approvals required for our operations.

COMPETITION

      We operate in a competitive environment and many of our competitors have greater financial, distribution and marketing resources. The oriental frozen food business is currently dominated by a select number of competitors of considerable size and financial resources, including Tyson Foods, Nestle, ConAgra Chung's, Schwan's Pillsbury, Hormel, Windsor Foods, and Kikkoman. Our market share in the retail entree business is less than 1%. In the frozen egg roll category, our market share is approximately 7%. All of these competitors have strong brand name recognition in the markets they serve. We believe that our quality products, pricing and niche marketing strategies will permit it to maintain a strong competitive position in its market.

SUPPLIERS

      Perishable food items, including meat, sea food, dairy and produce, are purchased locally or regionally by us. We have not experienced any material shortages of food or other products necessary to our operations and do not anticipate such shortages in the foreseeable future. We are not dependent upon any particular supplier or suppliers as a source for ingredients used in our products or for other items used in our operations.

EMPLOYEES

      As of July 22, 2005, we had approximately 197 full-time employees. Of these, 164 were involved in food processing operations and 33 in management and administrative capacities. We consider our employee relations to be good, and to date we have not experienced a work stoppage due to a labor dispute. None of our employees is represented by a labor union.

TRADEMARKS

      We currently have four active registered trademarks including our logo "KAHIKI" in three different classifications and the phrase "ASIAN IN MINUTES" with respect to prepared foods. We also have pending active registrations for "BOWL & ROLL" and "IT'S ASIAN TONIGHT", both of which we expect to have finalized in the very near future.

RESEARCH AND DEVELOPMENT

      We maintain a continuing research and development program to improve existing products and to develop new products. At the present time, 2 of our employees are directly involved in research and development. During fiscal years 2003, 2004, and 2005, we estimate that we spent $82,000, $34,561 and $109,727, respectively, on research and development activities.

                                    PROPERTY

      In December 2002, we acquired an existing approximately 119,000 square foot building on approximately 14.1 acres of land in Gahanna, Ohio at a cost of $2.25 million. We recently renovated and equipped this facility to meet USDA regulations for the manufacture of food products. We have spent approximately $7.6 million on this renovation and the purchase of equipment. The State of Ohio holds a first mortgage and security interest in the land and equipment of the facility.

      The Gahanna facility is used to prepare, freeze, package, store and ship our products, and house our administrative offices. The facility is expected to meet our needs for the foreseeable future.

      Management believes that our properties are adequately covered by insurance.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

DISCUSSION OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

      Revenue from the sale of products is generally recognized at the time of shipment to the customer. Pursuant to EITF 01-9, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendors Products, certain promotional payments paid to wholesalers or retailers by a vendor for the sale of its products must be shown as a reduction of the revenues in the period they are provided.

INVENTORIES

      Inventories are stated at the lower of cost or market. We determine cost based on the first-in, first-out (FIFO) method for raw materials, packaging materials and supplies, and based on standard costs for finished goods. The realizability of raw material and finished goods inventories is regularly evaluated based on a combination of factors including the following: historical usage rates, forecasted sales or usage, historical spoilage rates and other factors, and reserves established as necessary.

STOCK OPTIONS

      We have adopted the disclosure only provisions of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation (SFAS 123). It applies APB Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for its stock-based compensation plans. In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which amends FASB Statement Nos. 123 and will be effective for public companies for interim or annual periods beginning after June 15, 2005. The new standard will require us to expense employee stock options and other share-based payments. The new standard may be adopted in one of three ways - the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method. We are currently evaluating the effect that the adoption of SFAS 123(R) will have on its financial position and results of operations.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED JUNE 30, 2005

      The following table contains certain amounts, expressed as a percentage of net revenues, reflected in our statements of income for the years ended June 30, 2005 and 2004:

      QUARTERS ENDED JUNE 30

                                          (in %)
                                           2005  2004
Revenues                                    100   100
Cost of Revenues                             84    74
                                            ---   ---

Gross profit                                 16    26
Operating Expenses                           19    20
                                            ---   ---

Income from operations                       (3)    6
Interest expense                             (1)   (1)
                                            ---   ---

Income from continuing operations before
            Income tax                       (4)    5
Income tax                                   (1)    2
                                            ---   ---

Net Income                                   (4)    3
                                            ===

REVENUES

      Revenues for the quarter ended June 30, 2005 were $5,098,006 compared to $5,021,263 revenues for the comparable quarter ended June 30, 2004.

COST OF GOODS

      The gross margin on sales of products was $809,353 for the quarter ended June 30, 2005 compared to $1,322,641 for the quarter ending June 30, 2004. The primary reason for the decline in gross margins for the quarter ended June 30, 2005 was the inefficiencies related to the start up of the new plant in May 2005. We expect margins to improve each quarter, but anticipate improvements happening gradually over several months as we implement process improvements and work out start up issues related to a new facility.

      Cost of sales include cost of food, freight, packaging, labor, and other expenses related to the manufacturing and distribution of the products produced. Depreciation related to manufacturing and distribution is expensed to cost of goods sold, and depreciation and amortization related to sales, general, and administration is expensed as an operating expense.

OPERATING EXPENSES

      Operating expenses for the quarter ended June 30, 2005 were $958,275 compared to $1,018,544 for the comparable period in 2004, which is a decrease of $60,269 or 6%. Most of the decrease was attributable to marketing and advertising expenses, which decreased to $419,549 for the quarter ended June 30, 2005, from $585,010 for the quarter ended June 30, 2004, primary due to a decrease in demo costs.

RESEARCH AND DEVELOPMENT

      Expenditures on research and development were $72,287 for the quarter ended June 30, 2005 compared to $16,119 for the quarter ended June 30, 2004, an increase of 348%. The increase was due to increased development activities.

NET INCOME

      Our net loss for the quarter ended June 30, 2005 was $220,394, as compared to net income of $152,446 for the quarter ended June 30, 2004.

RESULTS OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2005

      The following table contains certain amounts, expressed as a percentage of net revenues, reflected in our statements of income for the years ended March 31, 2005 and 2004:

      YEARS ENDED MARCH 31

                                          (in %)
                                          2005   2004
Revenues                                   100    100
Cost of Revenues                            78     73
                                           ---    ---

Gross profit                                22     27
Operating Expenses                          21     19
                                           ---    ---

Income from operations                       1      8
Interest expense                            (1)    (1)
Interest and dividend income                 0      0
Net Gain (loss) on marketable securities     0      0
                                           ---    ---

Income from continuing operations before

            Income tax                       0      7
Income tax                                   0      2
                                           ---    ---

Net Income                                   0      5
                                           ===    ===

REVENUES

      Revenues for the year ended March 31, 2005 were $18,894,267 compared to $14,193,124 for the comparable year ended March 31, 2004, or a 33% increase. The increase is primarily due to sales efforts with the increase of new accounts, both retail and club stores, and the introduction of new items. We anticipate that our revenue will continue to increase in the future.

COST OF GOODS

      The gross margin on sales of products was $4,110,714 for the year ended March 31, 2005 compared to $3,851,104 for the year ended March 31, 2004. Gross margins vary widely depending on factors such as the product commodity prices and labor costs for the item produced. Cost of food increased significantly in the year ended March 31, 2005 to 32% of sales, compared to 24% of sales for the year ended March 31, 2004. This increase in food costs was primarily due to escalating chicken costs which peaked in the summer of 2004.

      Cost of sales includes cost of food, freight, packaging, labor, and other expenses related to the manufacturing and distribution of the products produced. Depreciation related to manufacturing and distribution is expensed to cost of goods sold, and depreciation and amortization related to sales, general, and administration is expensed as an operating expense.

OPERATING EXPENSES

      Operating expenses for the year ended March 31, 2005 were $3,931,714 compared to $2,684,433 comparable period in 2004, which is an increase of $1,247,281 or 46%. Most of the increase was attributable to marketing and advertising expenses, which increased to $2,131,521 for the year ended March 31, 2005, from $1,335,250 for the year ended March 31, 2004. Marketing and advertising expenses represented 11.3% of revenues for the year ended March 31, 2005 compared to 9.4% of revenues for the year ended March 31, 2004. We expect to continue to invest significantly in marketing and advertising.

RESEARCH AND DEVELOPMENT

      Expenditures on research and development were $109,727 for the year ended March 31, 2005 compared to $34,561 for the year ended March 31, 2004, an increase of 217%. The increase was due to increased development activities related to new products, such as lettuce wraps, and product improvements. The majority of the research and development costs were related to payroll. Research and development will continue to be an important part of our strategy to achieve continued growth in our markets.

NET INCOME

      Our net income for the year ended March 31, 2005 was $63,528, as compared to net income of $676,388 for the year ended March 31, 2004.

RESULTS OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2004

      The following table contains certain amounts, expressed as a percentage of net revenues, reflected in our statements of income for the years ended March 31, 2004 and 2003:

            YEARS ENDED MARCH 31

                                                        (in %)
                                                    2004     2003
Revenues..........................................    100     100
Cost of revenues..................................     73      72
                                                      ---     ---
Gross profit......................................     27      28
Operating Expenses................................     19      29
                                                      ---    ----
Income from operations............................      8      (1)
Interest expense..................................     (1)     (1)
Interest and dividend income......................      0       1
Net Gain (less) on marketable securities..........      0       0
                                                      ---    ----
Income from continuing operations before..........
Income tax........................................      7      (2)
Income tax........................................      2      (1)
                                                      ---    ----
Net income                                              5      (1)
                                                      ===    ====

REVENUES

      Revenues for the year ended March 31, 2004 were $14,193,124 compared to $9,204,684 revenues for the comparable year ended March 31, 2003, or a 54% increase. The increase is primarily due to sales efforts with the increase of new accounts, both retail and club stores, and the introduction of new items. We anticipate that our revenue will continue to increase in the future.

COST OF GOODS

      The gross margin on sales of products was $3,851,104 for the year ended March 31, 2004 compared to $2,494,820 for the year ending March 31, 2003. Gross margins vary widely depending on factors such as the product commodity prices and labor costs for the item produced. The higher volume of business we experienced in the year ended March 31, 2004 resulted in a higher gross margin in 2004. We expect that the gross margins of the last twelve months reflect fairly our present volume.

      Cost of sales include cost of food, freight, packaging, labor, and other expenses related to the manufacturing and distribution of the products produced. Depreciation related to manufacturing and distribution is expensed to cost of goods sold, and depreciation and amortization related to sales, general, and administration is expensed as an operating expense.

OPERATING EXPENSES

      Operating expenses for the year ended March 31, 2004 were $2,684,433 compared to $2,648,616 for the comparable period in 2003, which is an increase of $35,817 or 1%.

RESEARCH AND DEVELOPMENT

      Expenditures of $34,561 for the year ended March 31, 2004 compared to $82,000 for the year ended March 31, 2003, a decrease of 58%. The decrease was due to our concentration on the construction of our new facility and the introduction of fewer new products during the year. We expect research and development activities to increase once we are in the new facility.

NET INCOME

      Our net income for the year ended March 31, 2004 was $698,338, as compared to a loss of $85,923 for the year ended March 31, 2003.

LIQUIDITY AND CAPITAL RESOURCES

      On June 1, 2004, we entered into a two year agreement with a bank for a revolving loan facility. The borrowing base of the revolving loan facility is limited to the lesser of (i) $2,500,000 or (ii) the sum of (A) 85% of eligible accounts receivable, plus (B) 50% of eligible inventory. The line was used to pay off a pre-existing $1,100,000 line, and to provide working capital. The revolving loan matures on May 31, 2007.

      In December 2002, we arranged a state economic development bond with the State of Ohio for $4.18 million. Principal payments commenced in December 2003. The bond matures December 1, 2022, and with interest rates and maturity dates as follows: $1,100,000 matures December 1, 2010 at an interest rate of 4.55%; $1,040,000 matures December 1, 2015, at an interest rate of 5.25%; and $2,040,000 matures December 1, 2022, at an interest rate of 5.85%. The proceeds were used to purchase a large production facility in the form of 14 acres of land and an 119,000 square foot food processing plant for 2.25 million dollars. The balance of the bond, along with additional funds, was used for building improvements and equipment needed to complete the project.

      On December 21, 2004, we completed a $4.227 million dollar financing package. Under the terms of the agreements, $2.227 million was immediately available to fund the completion of construction of our new 119,000 square foot plant in Gahanna, Ohio, and for working capital. Upon start-up of the new plant, an additional $2 million was available for working capital. The final $2 million was received on June 3, 2005. The financing package also provides for a poultry supply and co-pack and storage agreement. We believe that with the addition of this $4.227 million financing package we have an adequate level of working capital to meet our anticipated needs for liquidity for the foreseeable future.

      During the year ended March 31, 2005, we spent $3.6 million in building improvements. As of March 31, 2005 there is approximately $1.1 million additional needed to complete the building improvements.

      During the year ended March 31, 2005, we sold marketable securities, providing $540,052 in cash.

FORWARD LOOKING STATEMENTS

      This prospectus contains forward-looking statements. Such statements are not based on historical facts and are based on current expectations, including, but not limited to statements regarding our plan for future development and the operation of our business. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and similar expressions identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or forecasted. Among the factors that could cause actual results to differ materially are the following: a lack of sufficient capital to finance our business plan on commercially acceptable terms; changes in labor, equipment and capital costs; our inability to attract strategic partners; general business and economic conditions; and the other risk factors described from time to time in our reports filed with the Securities and Exchange Commission. You should not rely on these forward-looking statements, which reflect only Kahiki Food's opinion as of the date of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On August 9, 2004, our Board of Directors authorized the issuance of options to purchase 2000 common shares each at an exercise price of $3.40 per share (the then current market price) to Dr. Winston Bash, Bob Binsky, and Charles Dix (each a director) 3,000 common shares each at an exercise price of $3.40 per share to Bradford Sprague and R.L. Richards (each a director and the chairman of the Compensation Committee and Strategy Committee, respectively); and 4000 common shares at an exercise price of $3.40 per share to Allen Proctor (a director and chairman of the Audit Committee). Each option is exercisable through August 8, 2009.

      On January 24, 2004, our Board of Directors authorized the issuance of options to purchase 80,000 common shares at an exercise price of $1.80 per share (the then-current market price) to Bob Binsky (then a member of our Board of Directors) for consulting services rendered to us. Mr. Binsky's duties included advising Kahiki on cost containment, financing options, financial matters and public relations. Each option is exercisable through January 23, 2006. Mr. Binsky was also paid $25,000.

      On August 18, 2003, Alice Tsao, an officer and Director, loaned Kahiki $150,000 pursuant to a Subordinated Promissory Note bearing interest at the prime rate announced from time to time by Bank One, N.A., plus two percent. The promissory note matures on February 1, 2006, and is subordinated to all indebtedness of Kahiki to financial institutions.

      On April 18, 2003, our Board of Directors authorized the issuance of options to purchase 6000 common shares (as adjusted for share dividends) each at an exercise price of $.65 per share (the then-current market price, as adjusted for share dividends) to Dr. Winston Bash and Bob Binsky (each a Director) and Andrew J. Federico (our counsel). Each option is exercisable through April 18, 2008.

      On April 18, 2003, our Board of Directors declared a share dividend of one share for every share outstanding to shareholders of record as of May 1, 2003.

      On August 12, 2002, our Board of Directors authorized the issuance of options to purchase 6000 common shares (as adjusted for share dividends) each at an exercise price of $.625 per share (the then-current market price, as adjusted for share dividends) to Dr. Winston Bash and Bob Binsky (each a Director) and Andrew J. Federico (our counsel). Each option is exercisable through August 12, 2007.

      Options granted to Messrs. Binsky, Bash and Federico in 2003 and 2002 (as noted above) were in recognition of their service to the Board of Directors and on the Board's compensation committee. Each of the options were issued at market price, and no compensation was recorded.

      It is our policy that all transactions with officers, directors and 5% shareholders will be on terms no less favorable to Kahiki than could be obtained from independent third parties.

RECENT DEVELOPMENTS

      In the second quarter of the Kahiki's 2005 fiscal year, Kahiki experienced a cash flow shortage relating to the completion of construction of Kahiki's manufacturing plant and actively sought new debt or equity financing. After reviewing all options available, the Board of Directors (Mr. Charles Dix abstaining) determined that entering into a strategic relationship with Townsends, Inc. ("Townsends") was the best option available to Kahiki. Charles Dix, one of our Directors, is President and Chief Operating Officer of Townsends.

      On December 21, 2004, Kahiki entered into a Convertible Note Purchase Agreement (the "Purchase Agreement") with Townsends, Inc. ("Townsends"), pursuant to which Kahiki issued a $1,000,000 Convertible Promissory Note due December 31, 2009 (the "Note") to Townsends. The Note bore interest at the rate of 5% per annum, which accrued to maturity, and was convertible into Preferred Shares, to be authorized, or Common Shares, at a conversion price of $2,25 per share. The Board of Directors determined that the terms of the transaction were commercially reasonable based on the interest rate and payment terms of the Note, the discount from market prices Townsends was offering on chicken prices, and the then current market price of Kahiki's stock.

      In connection with the Purchase Agreement, Kahiki and Towsends also entered into (i) a Supply Agreement pursuant to which Kahiki will purchase a minimum of 20,000 pounds and a maximum of 40,000 pounds per week of chicken products from Townsends at current market prices less $0.09 per pound; and (ii) a Co-pack and Storage Agreement pursuant to which Kahiki will manufacture finished poultry products for Townsends on a cost plus 10% basis.

      Pursuant to the Purchase Agreement, Townsends acquired a second $1,000,000 Note under the same terms on June 3, 2005. Kahiki was obligated to seek shareholder approval of an amendment to Kahiki's Articles of Incorporation to authorize convertible preferred shares at its next annual shareholders meeting. Townsends converted the Note(s) to preferred shares upon shareholder approval of the amendment in August, 2005. The Preferred Shares provide for cumulative annual dividends at an annual rate of $.1125 per share, are convertible into common shares on a share for share basis (subject to anti-dilution rights), have a liquidation preference of 1.5 times the invested amount, and entitle Townsends to appoint up to 2 members of Kahiki's Board of Directors.

      In connection with these transactions, Kahiki and Townsends entered into a Registration Rights Agreement. Under this agreement, Kahiki is required to file a registration statement with the U.S. Securities and Exchange Commission on demand by Townsends between December 21, 2005 and December 20, 2009, for the purpose of registering the resale of common shares into which the Notes and preferred shares may be converted.

      We believe that each of the agreements with Townsends are on terms no less reasonable to Kahiki then could be obtained from independent third parties and are beneficial to Kahiki. The Company utilized the proceeds raised in the transaction with Townsends to complete construction of the Company's manufacturing facility in Gahanna, Ohio.

      MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      We currently have 3,670,848 common shares, 618,234 warrants and 760,466 options issued and outstanding. The common shares sold in this offering will be fully tradeable without restrictions or further registration under the Securities Act.

      At present, approximately 2,383,167 of our 3,670,848 common shares issued and outstanding are "restricted" securities as that term is defined in Rule 144 under the Securities Act, and substantially all of these shares have been held for over one year. In general, under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate, who has owned restricted common shares beneficially for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar months preceding the sale. A person who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned common shares for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

      Prior to this offering, there has been only a limited market for our common shares, which are traded on the OTC Bulletin Board under the symbol "KSCI". The effect, if any, of public sales of our restricted common shares or the availability of such shares for future sale at prevailing market prices cannot be predicted. Nevertheless, the possibility that substantial amounts of restricted shares may be resold in the public market may adversely affect prevailing market prices for our common shares and could impair our ability to raise capital through the sale of equity securities.

      We have agreed with Barron Partners LP to keep the registration statement of which this prospectus is a part effective until the shares being offered hereby may be sold without registration or restriction pursuant to Rule 144(k), or if earlier, until the distribution contemplated in this prospectus has been completed. We have also agreed to indemnify, in certain circumstances, Barron Partners LP, any underwriters that participate in the distribution of the shares and certain control and other persons related to the foregoing persons against certain liabilities, including liabilities under the Securities Act. Barron Partners has agreed to indemnify us, as well as certain related persons, in certain circumstances against certain liabilities, including liabilities under the Securities Act. We will pay all the fees and expenses incident to the registration of the securities, other than underwriting discounts and commissions, if any, which are to be paid by the selling shareholder.

      Stocks selling for less than $5.00 per share, excluding any broker or dealer commissions, may be designated as "penny stocks" and may be subject to certain requirements imposed by Rule 15g-9 of the Securities Exchange Act of 1934. Among other things, Rule 15g-9 requires broker/dealers to advise potential purchasers of a penny stock of the lowest offer and highest bid quotations for such stock and disclose to the potential purchaser its compensation in connection with the transaction. The net effect of such regulations may be to delay the sale of shares which are characterized as penny stocks. Our common shares are being offered at an initial offer price of $3.75 per share. However, we believe that the penny stock restrictions will not be applicable to our securities based on an exemption provided in Rule 3 (a) 51-1 of the Securities Exchange Act of 1934 which, among other things, provides an exemption from the penny stock restrictions for securities of companies that have had average revenues of at least $6,000,000 for the last three years. Kahiki has had average revenues of approximately $14,362,000 for the last three years.

      At July 22, 2005, there were approximately 220 holders of record of our common shares. No cash dividends have been declared or paid on our common shares during the last two fiscal years.

                             EXECUTIVE COMPENSATION

      The following table sets forth the amount accrued by us during Fiscal Years 2003, 2004 and 2005 for services rendered by our officers. This includes all compensation awarded to, earned by or accrued for the executive officers listed below during the periods in question:

                                  Compensation

        Name and                                                         Awards
        Position              Year   Salary   Bonus (2)  Other (3)  Stock  Options(1)    Total
----------------------------  ----  --------  ---------  ---------  -----  ----------  --------
Michael C. Tsao               2005  $153,577  $       0  $   9,340      0           0  $ 162,917
Chairman, President and CEO   2004  $135,000  $  23,107  $   9,318      0           0  $ 167,425
                              2003  $135,000  $       0  $       0      0           0  $ 135,000

Alice W. Tsao                 2005  $ 50,481  $       0  $  12,265      0           0  $  62,746
Vice President and Secretary  2004  $ 55,000  $  14,600  $  12,381      0           0  $  81,981
                              2003  $ 55,000  $       0  $       0      0           0  $  55,000

Alan Hoover                   2005  $155,176  $   3,000  $   7,453      0           0  $165,6294
Senior Vice President         2004  $135,000  $  23,107  $   7,965      0           0  $ 166,072
                              2003  $135,000  $   5,000  $       0      0       1,000  $ 140,000

Alfred Cheung                 2005  $111,662  $   3,000  $   7,965      0           0  $ 122,627
Vice President, Operations    2004  $ 60,288  $  20,100  $  20,920      0     100,000  $ 101,308
                              2003       N/A        N/A        N/A    N/A         N/A        N/A

Julia Fratianne               2005  $110,538  $   3,000  $   7,847      0      25,000  $ 121,385
CFO and Treasurer             2004       N/A        N/A        N/A    N/A         N/A        N/A
                              2003       N/A        N/A        N/A    N/A         N/A        N/A

(1) Number of shares issuable upon exercise of options granted during the fiscal year, adjusted for share dividends.

(2) 2004 bonus paid in 2005. 2005 bonus paid in 2006.

(3) includes car allowance, relocation bonus, and 401k match

                                                        Number of Securities
                                                       Underlying Unexercised    Value of Unexercised in the
                    Shares Acquired                       Option at FY-End         money options at FY-End
      Name            on Exercise    Value Realized  Exerciseable/Unexercisable   Exercisable/Unexercisable
------------------  ---------------  --------------  --------------------------  ---------------------------
Michael C. Tsao              -       $            0             12,000/0                  $ 8,040/$0
Alan Hoover             44,667       $       56,994            240,666/0                  $ 272,675/$0
Julia A. Fratianne           -       $            0             0/25,000                  $ 0/$0
Alfred Cheung                -       $            0        33,333/66,666                  $ 26,666/$53,333
Alice Tsao                   -       $            0             12,000/0                  $ 8,040/$0

INCENTIVE STOCK OPTION PLAN

      In July, 2001, the Shareholders adopted and approved Kahiki's 2001 Non Qualified and Incentive Stock Option Plan ("Plan"). Pursuant to the Plan, 600,000 common shares have been reserved for issuance upon the exercise of options. Options granted under the Plan may be either (1) options intended to constitute incentive stock options ("ISO's") under the Internal Revenue Code of 1986 or (2) non qualified options. ISO's may be granted under the Plan to employees and officers of Kahiki. Non qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of Kahiki. The Plan is administered by the Board of Directors. The Board, within the limitation of the plan, determines the persons to whom options and awards may be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISO's, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise.

      ISO's granted under the Plan may not be granted at a price less than the fair market value of the common shares on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of Kahiki). The aggregate fair market value of shares for which ISO's granted to any employee are exercisable for the first time by such employee during any calendar year may not exceed $100,000. Non qualified options granted under the plan may not be granted at a price less than the lesser of (1) the book value of share of common stock as of the end of the fiscal year immediately preceding the date of such grant, or (2) 80% of the fair market value of the common shares on the date of grant. Options granted under the Plan will expire not more than 10 years from the date of grant (5 years in the case of ISO's granted to persons holding 10% or more of the voting securities of Kahiki).

      All options granted under the Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. Options granted terminate within a specified period of time following termination of an optionee's employment or position as a director or consultant.

      We will not grant options and warrants in excess of 15% of the outstanding shares to officers, directors, employees, 5% shareholders or affiliates for a one year period following the conclusion of this offering.

COMPENSATION OF DIRECTORS

      In January, 2004, we engaged Bob Binsky, then a member of our Board of Directors, as a consultant. Mr. Binsky's duties included advising Kahiki on cost containment planning, assisting in raising capital and public relations. For his services, Mr. Binsky was paid $25,000 and was issued options to purchase 80,000 common shares at $1.80 per share (the fair market value of the common shares on the date of grant.)

      Outside Directors of the Company are paid $1,000 for each Board of Director's meeting personally attended and $500 for each committee meeting. No fees are paid to directors for participation in telephonic meetings of the board or actions taken in writing.

                             REPORTS TO SHAREHOLDERS

      Kahiki Foods, Inc. is not a reporting company as defined by the Securities Exchange Act. We are subject to the information and reporting requirements of that act and we file periodic reports, proxy statements and other information with the Securities and Exchange Commission.. Following completion of this offering, we will furnish our shareholders with annual reports containing audited financial information for each fiscal year and will file quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information with the Securities and Exchange Commission. Our fiscal year ends on March 31.

                             ADDITIONAL INFORMATION

We have filed a registration statement under the Securities Act of 1933 with the SEC with respect to the common shares, warrants and options offered hereby. This prospectus does not contain all of the information set forth in the registration statement, its amendments, schedules, and exhibits, certain portions of which are entitled as permitted by the rules and regulations of the Commission. For further information with respect to Kahiki Foods, Inc. and the common shares, warrants and options, please see the registration statement and the exhibits thereto. The registration statement may be examined at, and copies of the Registration Statement may be obtained at prescribed rates from, the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information the public companies file electronically with the Commission. Additional information regarding the operation of the public reference room may be obtained by calling the SEC at 1-800-0330.

                               KAHIKI FOODS, INC.
                                  BALANCE SHEET

                                              June 30, 2005
                                               (unaudited)     March 31, 2005
                                              --------------   --------------
ASSETS
CASH                                          $    1,386,544   $      (10,568)
ACCOUNTS RECEIVABLE                           $    2,022,252   $    1,519,498
INVENTORIES                                   $    1,629,539   $    1,891,985
PREPAID EXPENSES                              $       53,585   $       42,250
REFUNDABLE INCOME TAXES                       $       39,498   $       44,787
DEFERRED INCOME TAXES                         $       75,000   $       75,000
                                              --------------   --------------
  TOTAL CURRENT ASSETS                        $    5,206,418   $    3,562,952
                                              --------------   --------------

LAND                                          $      114,485   $      114,485
BUILDING & IMPROVEMENTS                       $    9,900,039   $    2,499,262
MACHINERY & EQUIPMENT                         $    3,403,982   $    2,323,312
FURNITURE & FIXTURES                          $      139,734   $      115,713
VEHICLES                                      $      127,114   $      146,269
CIP                                           $            -   $    7,665,693
                                              --------------   --------------
                                              $   13,685,354   $   12,864,733
                                              --------------   --------------
LESS:  ACCUM DEPRECIATION                     $   (1,278,633)  $   (1,981,441)
                                              --------------   --------------
  NET PROPERTY & EQUIPMENT                    $   12,406,721   $   10,883,293
                                              --------------   --------------

DEFERRED LOAN FEES                            $      209,007   $      219,992
OTHER                                         $       20,450   $       29,589
                                              --------------   --------------
  TOTAL OTHER ASSETS                          $      229,457   $      249,581
                                              --------------   --------------

                                              --------------   --------------
TOTAL ASSETS                                  $   17,842,596   $   14,695,825
                                              ==============   ==============

LIABILITIES & EQUITY
CURRENT DEBT                                  $      779,281   $      688,909
CURRENT PORTION OF BOND                       $      143,333   $      143,333
RELATED PARTY NOTE PAYABLE                    $      150,000   $      150,000
ACCOUNTS PAYABLE                              $    2,216,259   $    2,221,213
ACCRUED EXPENSES                              $      389,077   $      447,565
INCOME TAXES PAYABLE                          $            -   $        5,350
                                              --------------   --------------
  TOTAL CURRENT LIABILITIES                   $    3,677,949   $    3,656,370
                                              --------------   --------------

BOND OBLIGATION                               $    3,815,000   $    3,850,000
RELATED PARTY DEBT                            $    2,000,000   $    1,000,000
LINE OF CREDIT                                $    2,500,000   $    1,157,605
LONG-TERM DEBT                                $    2,639,582   $    1,609,822
                                              --------------   --------------
  TOTAL LIABILITIES                           $   14,632,531   $   11,273,797
                                              --------------   --------------

STOCKHOLDERS' EQUITY
COMMON STOCK, NO PAR VALUE, 10,000,000
  SHARES AUTHORIZED; 3,670,848 AND 3,649,848  $    2,789,186   $    2,780,756
  ISSUED
RETAINED EARNINGS                             $      420,878   $      641,272
                                              --------------   --------------
  TOTAL STOCKHOLDERS' EQUITY                  $    3,210,064   $    3,422,028
                                              --------------   --------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY      $   17,842,596   $   14,695,825
                                              ==============   ==============

SEE NOTES TO THE FINANCIAL STATEMENTS.

                               KAHIKI FOODS, INC.
                       STATEMENT OF OPERATIONS (UNAUDITED)

                                                    Three months ended June 30,
                                                      2005             2004
                                                 --------------    -------------
SALES                                            $    5,098,006    $   5,021,263

COST OF SALES                                         4,288,653        3,698,622
                                                 --------------    -------------

GROSS MARGIN                                            809,353        1,322,641

OPERATING, GENERAL AND ADMINISTRATIVE EXPENSES          958,275        1,011,104
                                                 --------------    -------------

INCOME (LOSS) FROM OPERATIONS                          (148,922)         311,537
                                                 --------------    -------------

OTHER INCOME (EXPENSE):
  INTEREST EXPENSE                                      (71,860)         (54,187)
  INTEREST AND DIVIDEND INCOME                              388            6,747
  NET GAIN (LOSS) ON MARKETABLE SECURITIES                    -          (22,420)
                                                 --------------    -------------
    TOTAL OTHER INCOME (EXPENSE)                        (71,472)         (69,860)
                                                 --------------    -------------

INCOME (LOSS) BEFORE INCOME TAXES                      (220,394)         241,677

INCOME TAX EXPENSE (BENEFIT)                                  -           96,671
                                                 --------------    -------------

NET INCOME (LOSS)                                      (220,394)         145,006
                                                 ==============    =============

WEIGHTED AVERAGE SHARES OUTSTANDING:
  BASIC                                               3,661,261        3,588,848
                                                 ==============    =============
  DILUTED                                             4,045,827        4,292,430
                                                 ==============    =============

NET INCOME (LOSS) PER COMMON SHARE:
  BASIC                                          $        (0.06)   $        0.04
                                                 ==============    =============
  DILUTED                                        $        (0.05)   $        0.03
                                                 ==============    =============

SEE NOTES TO THE FINANCIAL STATEMENTS.

                               KAHIKI FOODS, INC.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                           Three months ended June 30,
                                                              2005            2004
                                                           -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITES:
  NET INCOME (LOSS)                                        $  (220,394)    $   145,006
  ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
    NET CASH PROVIDED BY OPERATING ACTIVITIES
        DEPRECIATION AND AMORTIZATION                          179,270         149,814
        UNREALIZED (GAIN) LOSS ON MARKETABLE SECURITIES              -          14,980
        NET LOSS ON DISPOSAL OF PROPERTY AND EQUIPMENT           1,263
        (INCREASE) DECREASE IN OPERATING ASSETS:
           ACCOUNTS RECEIVABLE                                (502,754)        455,349
           INVENTORIES                                         262,446      (1,891,985)
           REFUNDABLE INCOME TAXES                               5,289         (44,787)
           OTHER ASSETS                                         (2,196)        (71,839)
         INCREASE (DECREASE) IN OPERATING LIABILITIES:
           ACCOUNTS PAYABLE                                     (4,954)        548,364
           ACCRUED EXPENSES                                    (58,488)        447,565
           INCOME TAXES PAYABLE                                 (5,350)          5,350
                                                           -----------     -----------
         NET CASH PROVIDED BY OPERATING ACTIVITIES            (345,868)       (242,183)

CASH FLOWS FROM INVESTING ACTIVITIES
  PURCHASE OF EQUIPMENT                                       (649,226)        (26,143)
  PURCHASE OF NEW FACILITY IMPROVEMENTS                     (1,051,701)     (1,314,312)
  PROCEEDS FROM THE DISPOSAL OF PROPERTY AND EQUIPMENT             200
  PROCEEDS FROM THE SALE OF MARKETABLE SECURITIES                    -         540,052
                                                           -----------     -----------
          NET CASH USED IN INVESTING ACTIVITIES             (1,700,727)       (800,403)
                                                           -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  NET BORROWINGS ON LINE OF CREDIT                           1,342,395           1,556
  PROCEEDS FROM LONG-TERM DEBT                               2,282,810               -
  PAYMENTS ON LONG-TERM DEBT                                  (162,678)        (95,042)
  CAPITALIZED COST OF FINANCING                                  7,750          (8,967)
  PAYMENT OF BOND OBLIGATION                                   (35,000)        (35,001)
  PROCEEDS FROM THE EXERCISE OF STOCK OPTIONS                    8,430
                                                           -----------     -----------
           NET CASH PROVIDED BY FINANCING ACTIVITIES         3,443,707        (137,454)
                                                           -----------     -----------

           NET INCREASE (DECREASE) IN CASH                   1,397,112      (1,180,040)

CASH - BEGINNING OF PERIOD                                     (10,568)              -
                                                           -----------     -----------

CASH - END OF PERIOD                                       $ 1,386,544     $(1,180,040)
                                                           ===========     ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  CASH PAID DURING THE YEAR FOR:
     INTEREST                                              $   109,051     $    54,186
     INCOME TAXES                                          $        60     $   360,000

See notes to the financial statements.

                          Independent Auditor's Report

To the Board of Directors
Kahiki Foods, Inc.

We have audited the accompanying balance sheet of Kahiki Foods, Inc. as of March 31, 2005 and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Kahiki Foods, Inc. as of March 31, 2004 were audited by other auditors, whose report dated June 3, 2004 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2005 financial statements referred to above present fairly, in all material respects, the financial position of Kahiki Foods, Inc. at March 31, 2005 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

(PLANTE & MORAN, PLLC)

Columbus, Ohio
May 26, 2005

                               KAHIKI FOODS, INC.
                                 BALANCE SHEETS
                             March 31, 2005 and 2004

                                                 2005             2004
                                              ------------     ------------
ASSETS
Cash                                          $    (10,568)    $  1,073,901
Marketable Securities                         $          -     $    585,032
Accounts Receivable                           $  1,519,498     $  1,964,941
Inventories                                   $  1,891,985     $  1,565,863
Prepaid Expenses                              $     42,250     $     16,056
Refundable income taxes                       $     44,787     $          -
Deferred Income Taxes                         $     75,000     $     28,000
                                              ------------     ------------
  Total current assets                        $  3,562,952     $  5,233,792
                                              ------------     ------------

Land                                          $    114,485     $    114,485
Building & Improvements                       $  2,499,262     $  2,499,262
Machinery & equipment                         $  2,323,312     $  2,052,144
Furniture & fixtures                          $    115,713     $     67,146
Vehicles                                      $    146,269     $    146,269
CIP                                           $  7,665,693     $  3,776,367
                                              ------------     ------------
                                              $ 12,864,733     $  8,655,672
                                              ------------     ------------
less: accum depreciation                      $ (1,981,441)    $ (1,475,370)
                                              ------------     ------------
  Net property & equipment                    $ 10,883,293     $  7,180,302
                                              ------------     ------------

Deferred loan fees                            $    219,992     $    147,988
Deferred Taxes                                $          -     $     27,000
Other                                         $     29,589     $    439,656
                                              ------------     ------------
  Total other assets                          $    249,581     $    614,643
                                              ------------     ------------
                                              ------------     ------------
TOTAL ASSETS                                  $ 14,695,825     $ 13,028,737
                                              ============     ============

LIABILITIES & EQUITY
Current debt                                  $    688,909     $    529,491
Current portion of bond                       $    143,333     $    140,000
Related Party Note Payable                    $    150,000     $          -
NP - LOC                                      $          -     $  1,000,000
Accounts Payable                              $  2,221,213     $  1,905,171
Accrued expenses                              $    447,565     $    545,027
Income taxes payable                          $      5,350     $    413,000
                                              ------------     ------------
  Total current liabilities                   $  3,656,370     $  4,532,689
                                              ------------     ------------

Bond Obligation                               $  3,850,000     $  4,002,546
Related Party Debt                            $  1,000,000     $          -
Line of Credit                                $  1,157,605     $          -
LT Debt                                       $  1,609,822     $  1,145,635
                                              ------------     ------------
  Total Liabilities                           $ 11,273,797     $  9,680,870
                                              ------------     ------------

Stockholders' Equity
Common stock, no par value, 10,000,000
  shares authorized; 3,649,848 and 3,588,848  $  2,780,756     $  2,770,123
  issued
Retained earnings                             $    641,272     $    577,744
                                              ------------     ------------
  Total stockholders' equity                  $  3,422,028     $  3,347,867
                                              ------------     ------------
                                              ------------     ------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY      $ 14,695,825     $ 13,028,737
                                              ============     ============

See notes to financial statements.

                               KAHIKI FOODS, INC.
                             STATEMENT OF OPERATIONS
                   For the years ended March 31, 2005 and 2004

                                                      2005             2004
                                                  ------------     ------------
Sales                                             $ 18,894,267     $ 14,193,124

Cost of sales                                       14,783,553       10,342,020
                                                  ------------     ------------

Gross margin                                         4,110,714        3,851,104

Operating, general and administrative expenses       3,931,714        2,684,433
                                                  ------------     ------------

Income from operations                                 179,000        1,166,671
                                                  ------------     ------------

Other income (expense):
  Interest expense                                     (73,374)        (137,834)
  Interest and dividend income                          13,258           34,779
  Net gain (loss) on marketable securities             (22,420)          17,874
                                                  ------------     ------------
    Total other income (expense)                       (82,536)         (85,181)
                                                  ------------     ------------

Income (loss) before income taxes                       96,464        1,081,490

Income tax expense (benefit)                            32,936          405,102
                                                  ------------     ------------

Net income (loss)                                       63,528          676,388
                                                  ============     ============

Weighted average shares outstanding:
  Basic                                              3,602,896        2,968,171
                                                  ============     ============
  Diluted                                            4,008,207        3,506,186
                                                  ============     ============

Net income (loss) per common share:
  Basic                                           $       0.02     $       0.23
                                                  ============     ============
  Diluted                                         $       0.02     $       0.19
                                                  ============     ============

See notes to financial statements.

                               KAHIKI FOODS, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                   For the years ended March 31, 2005 and 2004

                                                              Additional          Retained         Treasury
                                             Common Stock   Paid-In Capital   Earnings (Deficit)     Stock        Total
                                             ------------   ---------------   ------------------   --------   -------------
BALANCE AT MARCH 31, 2003                    $  1,393,868   $       485,565   $          (98,644)  $      -   $   1,780,789

Reclass Additional Paid-In Capital                485,565          (485,565)                                              -

Stock options exercised                             3,530                                                             3,530

Issuance of common stock                          887,160                                                           887,160

Net income                                                                               676,388                    676,388
                                             ------------   ---------------   ------------------   --------   -------------
BALANCE AT MARCH 31, 2004                       2,770,123                 -              577,744          -       3,347,867

Reclass Additional Paid-In Capital                      -                 -                                               -

Stock options exercised                            19,600                                                            19,600

Costs related to issuance of common stock          (8,967)                                                           (8,967)

Net income (loss)                                                                         63,528                     63,528
                                             ------------   ---------------   ------------------   --------   -------------

BALANCE AT MARCH 31, 2005                    $  2,780,756   $             -   $          641,272   $      -   $   3,422,028
                                             ============   ===============   ==================   ========   =============

See notes to financial statements.

                               KAHIKI FOODS, INC.
                            STATEMENTS OF CASH FLOWS
                  For the years ended March 31, 2005 and 2004

                                                                  2005           2004
                                                              -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITES:
 Net income (loss)                                            $    63,528     $   676,388
 Adjustments to reconcile net income (loss) to
   net cash provided by operating activities
     Depreciation and amortization                                521,378         531,236
     Unrealized (gain) loss on marketable securities                    -         (36,832)
     Realized loss (gain) on sale of marketable securities         14,980          (9,383)
     Net (gain) loss on disposal of property and equipment              -         (45,230)
     Deferred income tax (benefit) expense                        (20,000)        (49,000)
     Bad debt provision                                            10,000
     (Increase) decrease in operating assets:
       Accounts Receivable                                        435,448      (1,357,696)
       Inventories                                               (332,554)       (743,108)
       Refundable income taxes                                    (44,787)         56,000
       Other assets                                               383,872        (419,625)
     Increase (decrease) in operating liabilities:
       Accounts Payable                                           316,040       1,119,975
       Accrued Expenses                                           (97,462)        431,523
       Income taxes payable                                      (407,650)        413,000
                                                              -----------     -----------
          Total adjustments                                       779,265        (109,140)
                                                              -----------     -----------

     Net cash provided by operating activities                    842,793         567,248

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of equipment                                           (319,735)       (102,624)
 Purchase of new facility improvements                         (3,889,326)     (3,108,168)
 Proceeds from the disposal of property and equipment                   -         102,455
 Proceeds from the sale of marketable securities                  570,052         536,404
                                                              -----------     -----------
     Net cash used in investing activities                     (3,639,009)     (2,571,933)
                                                              -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Net borrowings on line of credit                                 157,605         (37,396)
 Proceeds from long-term debt                                   1,275,992         583,236
 Proceeds from related party debt                               1,000,000
 Proceeds from the issuance of bond obligation                          -       1,815,282
 Payments on long-term debt                                      (502,387)       (355,900)
 Payments on bond obligation                                     (149,213)              -
 Capitalized costs of financing                                   (80,882)              -
 Proceeds from stock issuance                                           -         862,161
 Costs from stock issuance                                         (8,968)              -
 Proceeds from exercise of stock options                           19,600          28,529
                                                              -----------     -----------
     Net cash provided by financing activities                  1,711,747       2,895,913
                                                              -----------     -----------

     Net increase (decrease) in cash                           (1,084,469)        891,229

Cash - beginning of year                                        1,073,901         182,672
                                                              -----------     -----------

Cash - ending of year                                         $   (10,568)    $ 1,073,901
                                                              ===========     ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the year for:
   Interest                                                   $   379,255     $   373,596
   Income taxes                                               $   465,960     $    35,000

See notes to financial statements.

                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2005

NOTE 1 Nature and Scope of Business

Kahiki Foods, Inc. was formed in 1982 to acquire a landmark restaurant in Columbus, Ohio. (The restaurant was closed in 2000.) In 1988, we began the manufacture and processing of frozen and other finished Chinese and Polynesian foods for wholesale distribution.

We manufacture and sell Asian foods packaged in bulk and frozen containers. We have a wide variety of offering which include: Egg Rolls, Appetizers, Fried Rice, Sauces, Stir-fry Meal Kits, Single Serve Entrees, and Family Meal Entrees. All of the foregoing products are marketed at the retail and bulk institutional levels across three broad market segments: foodservice, retail, and warehouse clubs. Product mix and packaging is directed to each of those segments. Products are sold throughout the United States, Canada, and Mexico.

NOTE 2 Summary of Significant Accounting Policies

In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Revenue Recognition

Revenues are recognized when the goods are shipped. Our products are perishable frozen foods with a limited life. Claims for damage during shipment must be made immediately upon receipt of the products. There are no other post-delivery obligations related to the sale of our products. Any credits for damaged goods are netted against sales in the current period. During the year ended March 31, 2005 and 2004, sales returns were $73,153 and $64,863, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Cash

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks.

We maintain our cash in two accounts with two financial institutions. The carrying value is a reasonable estimate of the fair value.

Deposits

In accordance with a Loan Agreement dated December 1, 2002, with the State of Ohio, we maintained a Primary Reserve Account of $418,500 on deposit with a trustee. During the year ended March 31, 2005 this deposit was replaced with a letter of credit. We maintain $29,589 in deposits with various other vendors.

Marketable Trading Securities

Management determines the appropriate classification of marketable securities at the time they are acquired and evaluates the appropriateness of such classification at each balance sheet date. Our marketable securities are classified as trading. Trading securities are held for resale in anticipation of short-term fluctuations in market prices and are held at market value. Realized and unrealized gains and losses on the marketable securities are included in income.

During the year ended March 31, 2005, the equity mutual fund, with a cost basis of $529,236 as of March 31, 2004, was sold.

Accounts Receivable - Trade

Accounts receivable are un-collateralized customer obligations due under normal trade terms requiring payment within 15 to 30 days of the invoice date. Accounts receivable are stated at the amount billed to the customer. Customer account balances 60 days past the invoice date are considered delinquent. Payments received for accounts receivable are allocated to the specific invoices identified on the customer remittance advice or, if unspecified, are applied to the earliest unpaid invoices. We do not charge interest on past due account balances.

The carrying amount of accounts receivable is reduced, when necessary, by a valuation allowance that reflects management's best estimate of the amount that will not be collected. Management individually reviews all customer account balances on a monthly basis, and based on an assessment of current credit worthiness, estimates the portion, if any, of the balance that will not be collected. As of March 31, 2005 the reserve for bad debts was $30,000. No reserve was recorded at March 31, 2004.

Inventories

Inventories consist of perishable food products and packaging supplies. The inventories are valued at the lower of cost (first-in, first-out method) or market. Impairment and changes in market value are evaluated on a per item basis.

If the cost of the inventory exceeds the market value evaluation based on total inventory, provisions are made for the difference between the cost and the market value. Provision for potential obsolete or slow moving inventory is made based on analysis of inventory levels, age of inventory and future sales forecasts.

Inventories consisted of the following at March 31:

                        2005            2004
                     -----------     -----------
Raw food products    $   411,718     $   367,262
Work In process           80,795               -
Finished goods         1,085,833         923,231
Supplies                 323,639         275,370
                     -----------     -----------

Inventory reserve        (10,000)              -
                     -----------     -----------
                     $ 1,891,985     $ 1,565,863
                     ===========     ===========

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation computed using the straight-line method. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales. Property and equipment are depreciated over their estimated useful lives as follows:

Building and improvements     5 - 39 years
Machinery and equipment       5 - 9 years
Furniture and fixtures        3 - 7 years
Vehicles                      5 years

During the year ended March 31, 2005 and 2004, we capitalized interest related to the acquisition and renovation of the new facility totaling approximately $323,000 and $236,000, respectively. The capitalized interest is included in construction in progress on the balance sheet.

Deferred Loan Costs

Included in other assets are deferred bond costs of $140,463 as of March 31, 2005, and $147,988 as of March 31, 2004, and $79,529 related to the construction financing secured in December, 2004, which have no residual value. The deferred loan costs will be amortized on a straight-line basis over the life of the bond and loan obligations.

Advertising Expense

Advertising costs are expensed as incurred. Advertising expense for they years ended March 31, 2005 and 2004 was $228,721 and $142,176, respectively.

Customer Incentives

We routinely offer discounts, rebates, slotting fees, or other customer incentives, determined on a case-by-case basis by management at the senior level. During the years ended March 31, 2005 and 2004, discounts, rebates, slotting fees, and other customer incentives of $1,732,231 and $1,089,496, respectively, were net against revenues.

Research and Development

We expense research and development costs as incurred. Research and development costs for the years ended March 31, 2005 and 2004 were $109,727 and $34,561, respectively.

Reclassification

Certain 2004 amounts have been reclassified to conform to the 2005 presentation.

NOTE 3 Earnings Per Share (EPS)

                                         March 31, 2005                          March 31, 2004
                              Income        Shares       Per Share    Income          Shares     Per Share
                            (Numerator)  (Denominator)     Amount   (Numerator)   (Denominator)    Amount
                            -----------  --------------  ---------  -----------  --------------  ---------
 Basic EPS
Income from continuing
operations available to
common stockholders'        $    63,528    3,602,896     $    0.02  $   676,388    2,968,171     $    0.23
Effect of dilutive options            0      405,311          0.00            0      538,015         (0.04)
                            -----------    ---------     ---------  -----------    ---------     ---------
 Diluted EPS
Income from continuing
operations available to
common stockholders'        $    63,528    4,008,207     $    0.02  $   676,388    3,506,186     $    0.19
                            ===========    =========     =========  ===========    =========     =========

Earnings per share are computed on the weighted average number of common shares outstanding including any dilutive options.

NOTE 4 Lines of Credit

On June 1, 2004, we entered into a two-year agreement with a bank for a revolving loan facility not to exceed $2,500,000, to be used for retirement of the $1,100,000 credit line and additional working capital. The interest rate applied to the unpaid principal balance is the LIBOR rate plus two percent (effective rate of 5.25% as of and for the ten month period ended March 31, 2005). Outstanding principal and all accrued unpaid interest are due by May 31, 2006. The line is collateralized by virtually all of our assets. Total amount outstanding on lines of credit at March 31, 2005 and 2004 was $1,157,605 and $1,000,000, respectively.

NOTE 5 Long-Term Debt

Long-term debt consisted of the following at March 31, 2005:

                                                                 2005         2004
                                                              ----------   ----------
Various notes payable to banks and financing companies for
purchases of equipement due in monthly installments
ranging from $414 to $12,003 including interest ranging
from 3 to 10.5 percent through December 2007.                 $  850,411   $1,242,500

Note payable to a financial institution due in monthly
installments of $4,853 including interest at 8 percent,
through December 2007.                                           143,352      188,154

Capital lease to a governmental agency for land due in
monthly installments of $1,698 including interest at 4.25
percent, through May 2009. At the end of the lease term the
Company intends on excerising the bargain purchase option
of $100 contained in the lease agreement.                         77,783       94,472

Bank term loan due in monthly installments of $26,514 plus
interest at 2.5 percent over the short LIBOR rate (an
effective rate of   percent at March 31, 2005),
through June 2012.                                             1,227,187            -
                                                              ----------   ----------
                               Total                          $2,298,733   $1,525,126
                                                              ==========   ==========
                               Less current portion              688,909      379,491
                                                              ----------   ----------
                               Long-term portion              $1,609,824   $1,145,635
                                                              ==========   ==========

Long-term debt for the years ended March 31 matures as follows:

2006         $     688,909
2007               619,737
2008               563,716
2009               373,831
2010                52,540
Thereafter               -
             -------------
             $   2,298,733
             =============

The above long-term debt is collateralized by virtually all of Kahiki's assets and is subject to certain covenants and restrictions including maintenance of certain financial requirements. As of March 31, 2005 we were in compliance with all of our financial covenants. Rates currently available from the bank for debt with similar terms and remaining maturities are used to estimate the fair value of the debt. Our carrying value approximates the fair value of the debt.

NOTE 6 Bond Obligation Payable

On November 26, 2002 we entered into an agreement with the State of Ohio to provide funding for the acquisition of a facility by issuing $4,180,000 State Economic Development Revenue Bonds. Under the terms of the agreement Kahiki is required to pay monthly installments ranging from $19,519 to $31,239 including interest ranging from 4.55 to 5.85 percent. The obligation is collateralized by virtually all our assets.

Bond Obligations for the years ended March 31 matures as follows:

2006         $   143,333
2007             150,000
2008             158,333
2009             168,333
2010             173,333
Thereafter     3,200,000
             -----------
             $ 3,993,333
             ===========

NOTE 7 Income Taxes

The provision (benefit) for income taxes consists of the following:

                                  2005         2004
                                ---------    ---------
Current (benefit) expense:
   Federal                      $  44,000    $ 381,000
   State                        $   9,000       73,102
   Deferred (benefit) expense   $ (20,000)     (49,000)
                                ---------    ---------
                                $  33,000    $ 405,102
                                =========    =========

The Components of the net deferred tax asset is as follows:

                                                 2005        2004
                                               --------    --------
Assets:
   Inventories                                 $ 10,000    $  9,000
   Accrued vacation                              10,000      20,000
   Accrued wages                                 10,000           -
   Bad debt reserve                              10,000
   Capital loss carry forward                    57,000      58,000
   Other                                              -       3,000
                                               --------    --------
                   Gross Deferred Tax Assets     97,000      90,000
                                               --------    --------
Liabilities:
   Unrealized gains on marketable securities          -       4,000
   Depreciation on property and equipement       10,000      31,000
   Prepaid expenses                              12,000           -
                                               --------    --------
             Gross Deferred Tax Liabilities      22,000      35,000
                                               --------    --------
   Total Net Deferral Tax Asset                $ 75,000    $ 55,000
                                               ========    ========

NOTE 8 Stockholders' Equity and Stock Options

We adopted the 2001 Non Qualified and Incentive Stock Option Plan effective July 16, 2001. The Plan authorizes Kahiki to grant options to purchase shares of common stock to directors, employees and consultants of the company. The maximum number of common shares that may be issued under the Plan is 600,000. We also have outstanding 240,666 options for common shares under a contractual agreement with an employee. These shares are considered to be outside of the plan, but have been included in the disclosures for employee options.

As of March 31, 2005, one outside consultant held options to purchase a total of 52,600 shares of common stock, with exercise prices ranging from $.22 to $.65. The options At March 31, 2005, 271,133 options were vested and the remaining options vest at various times over the next four years. These options expire at various dates through 2009.

We apply Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plan for employees, consultants and the outside directors. The vesting period of the options granted range from immediately exercisable to four years. Accordingly, no compensation cost has been recognized in the accompanying financial statements for options issued under the plan since the exercise price of the options was equal to the market value of the shares at the date of grant. Had compensation costs for the our stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the methodology of Financial Accounting Standards Board Statement No. 123, Accounting For Stock - Based Compensation, our net income and net income per share would change as indicated below:

                                              2005      2004
                                            --------  ---------
Net (Loss) Income:
 As reported                                $ 63,528  $ 676,388
 Total stock-based employee compensation
  expense determined under fair value
  based method for all awards, net of
  related tax effects                         48,559     44,234
                                            --------  ---------
                               ProForma     $ 14,969  $ 632,154
                                            ========  =========
Basic (Loss) Earnings Per Share:
   As reported                              $   0.02  $    0.23
   Pro Forma                                $   0.00  $    0.21
Diluted (Loss) Earnings Per Share:
   As reported                              $   0.02  $    0.19
   Pro Forma                                $   0.00  $    0.18

The fair value of each option grant is estimated on the date of grant using the Back-Scholes option-pricing model with the following weighted-average assumptions.

                           2005       2004
                          -------    -------
Dividend yield                  0          0%
Expected volatility        124.72        200%
Risk-free interest rates     4.18%         3%
Expected lives            5 years    5 years

A summary of the changes in the Company's employee stock option plan as of March 31, 2005 and 2004 is presented below:

                        2005                 2004
                 ----------------------------------------
                             Average             Average
                            Exercise             Exercise
                  Shares      Price    Shares     Price
                 -------    --------   -------   --------
April 1          439,799    $   0.50   305,466   $   0.34
       Granted    51,000        3.30   155,333       1.25
      Exercised  (66,000)       0.35   (21,000)      0.17
      Cancelled  (20,000)       0.59         -       0.00
                 -------    --------   -------   --------
March 31         404,799    $   0.83   439,799   $   0.50
                 =======    ========   =======   ========

                                            2005         2004
                                         ----------    --------
Options exercisable at year-end             271,133     153,800
Weighted-average fair value of options
  granted during the year                $     3.30    $   0.62

                               Weighted
                               Average
                  Number      Remaining   Weighted      Number     Weighted
  Range of     Outstanding   Contractual   Average   Outstanding    Average
  Exercise      March 31,       Life      Exercise    March 31,    Exercise
   Prices          2005       (In Years)   Price        2005        Price
------------   -----------   -----------  --------   -----------   --------
$.22 - $2.40     404,799         3.28     $   0.83     439,799     $   0.50

NOTE 9 Lease Commitments

We leased a facility used for our wholesaling operations under an agreement that is accounted for as an operating lease. This lease requires monthly payments of $6,444 through April 2005.

We also lease manufacturing equipment under operating lease agreements. These leases expire at various dates through 2008 and require monthly payments ranging from $410 to $8,415 per month.

Future annual minimum lease commitments as of March 31 are as follows:

2006           $ 61,873
2006             46,279
2007             19,276
2008              7,525
               --------
               $134,953
               ========

Our lease expense for the year ended March 31, 2005 was $338,397.

NOTE 10 Concentrations

Sales to three customers amounted to approximately 44% of total revenue in the year ended March 31, 2005 and 48% for the year ended March 31, 2004). Accounts receivable from one customer accounted for approximately 10% of total accounts receivable as of March 31, 2005. Five customers accounted for approximately 74% in 2004.

NOTE 11 Commitments

In December 2002, we purchased a new operating facility for $2,254,999. As of March 31, 2005, we have spent an additional $7,665,693, which is reflected as construction in progress. As of March 31, 2005, there was approximately $1,100,000 of additional cost committed to complete the project.

NOTE 12 Related Party Transactions

On December 21, 2004, we entered into a $1,000,000 convertible note promissory agreement with a raw material vender. Under the terms of the agreement we received $1,000,000 from the vendor bearing interest at 5 percent and due December 31, 2009. The note is convertible at $2.25 per share for either the Kahiki's no par common stock or $.01 par preferred stock once approve by the shareholders. In addition to this agreement we entered into a poultry supply and co-pack and storage agreement with this vendor. During the year ended March 31, 2005 we purchased $1,856,166 of raw material from this vendor and included in accounts payable at March 31, 2005 is $45,300 to this vendor.

Note Payable to shareholder totaling $150,000 at March 31, 2005 and 2004 were originally due February 2005. During the year the note was extended to February 2006. Interest on the note accrues at 2 percent over prime and is paid on first of each month.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Kahiki Foods, Inc.
Columbus, Ohio

We have audited the accompanying balance sheet of Kahiki Foods, Inc. (an Ohio corporation) as of March 31, 2004, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The 2003 financial statements were audited by other auditors who issued an unqualified opinion dated May 6, 2003.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kahiki Foods, Inc. as of March 31, 2004 and the results of its operations, changes in stockholders' equity, and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 11, certain errors resulting in overstatements of previously reported Net sales and general and administrative expenses for the years ended March 31, 2004 and 2003 were discovered during the current year. Accordingly, the 2004 and 2003 Statements of Operations have been restated to correct the errors.

                             Child, Sullivan & Company
                             Certified Public Accountants
                             Salt Lake City, Utah
                             June 3, 2004, except Note 11, which is dated
                             September 16, 2004

                               KAHIKI FOODS, INC.
                                  BALANCE SHEET
                                 March 31, 2004

ASSETS
CURRENT ASSETS
  Cash                                                                  $  1,073,901
  Marketable trading securities                                              585,032
  Accounts receivable - trade                                              1,964,941
  Inventories                                                              1,565,863
  Prepaid expenses                                                            16,055
  Deferred income taxes                                                       28,000
                                                                        ------------
                                     Total Current Assets                  5,233,792
PROPERTY AND EQUIPMENT
  Land                                                                       114,485
  Building and improvements                                                2,499,262
  Machinery and equipment                                                  2,052,144
  Furniture and fixtures                                                      67,146
  Vehicles                                                                   146,269
  Construction in progress - new facility (Note 10)                        3,776,366
                                                                        ------------
                                                                           8,655,672
  Accumulated depreciation                                                (1,475,370)
                                                                        ------------
                                Net Property and Equipment                 7,180,302
OTHER ASSETS
  Deposits                                                                   439,655
  Deferred bond fees (Net of amortization of 1998)                           147,988
  Deferred income taxes                                                       27,000
                                                                        ------------
                                        Total Other Assets                   614,643
                                                                        ------------
                                              TOTAL ASSETS              $ 13,028,737
                                                                        ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt (Note 5)                            $    529,491
  Current portion of bond obligation (Note 5)                                140,000
  Lines of credit (Note 4)                                                 1,000,000
  Accounts payable - trade                                                 1,905,171
  Accrued expenses                                                           545,027
  Accrued income taxes (Note 6)                                              413,000
                                                                        ------------
                                 Total Current Liabilities                 4,532,689
OTHER LIABILITIES
  Bond obligation (Note 5)                                                 4,002,546
  Long-term debt (Note 5)                                                  1,145,635
                                                                        ------------
                                         Total Liabilities                 9,680,870

STOCKHOLDERS' EQUITY
  Common stock, no par value, 10,000,000 shares
     authorized; 3,588,848 shares issued and outstanding                   2,770,123
  Retained earnings                                                          577,744
                                                                        ------------
                                                                           3,347,867
                                                                        ------------
                           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $ 13,028,737
                                                                        ============

See Notes to Financial Statements.

                               KAHIKI FOODS, INC.
                            STATEMENTS OF OPERATIONS
                   For the Years Ended March 31, 2004 and 2003

                                                              2004             2003
                                                           ------------    ------------
Net sales (Note 2)                                         $ 14,761,923    $  9,204,684
Cost of sales:
  Cost of sales                                               9,810,784       6,096,808
  Depreciation and amortization                                 464,090         537,230
                                                           ------------    ------------
Gross profit                                                  4,487,049       2,570,646
Operating expenses:
  Depreciation and amortization expense                          67,146               0
  General and administrative expenses (Note 2)                3,253,232       2,591,468
  New facility expenses                                               0          57,148
                                                           ------------    ------------
                              Income from operations          1,166,671         (77,970)
Other income (expenses):
  Interest expense                                             (137,834)       (120,854)
  Interest and dividend income                                   34,779          61,951
  Net gain (loss) on marketable securities                       17,874         (30,662)
                                                           ------------    ------------
Income before income taxes                                    1,081,490        (167,535)
  Income tax expense (benefit)                                  405,102         (81,612)
                                                           ------------    ------------
                                          Net income       $    676,388    $    (85,923)
                                                           ============    ============
Basic earnings per share:
  Net income (loss) per share - weighted average shares
     outstanding 2,968,171 (2,964,888 in 2003)             $       0.23    $      (0.03)
                                                           ============    ============
Diluted earnings per share:
  Net income (loss) per share - weighted average shares
     outstanding 3,506,186 (2,964,888 in 2003)             $       0.19    $      (0.03)
                                                           ============    ============

See Notes to Financial Statements

                               KAHIKI FOODS, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                   For the Years Ended March 31, 2004 and 2003

                                                                    Additional    Retained
                                             Common Stock           Paid -in       Earnings      Treasury
                                        Shares         Amount        Capital      (Deficit)        Stock          Total
                                       ---------    -----------    -----------   -----------    -----------    -----------
Balance at March 31, 2002              2,966,328    $ 1,479,868    $   485,565   $   (12,721)   $   (86,000)   $ 1,866,712
  Purchase of 16,500
        treasury shares at cost                                                                     (16,500)       (16,500)
  Reissue 16,500
        treasury shares at cost                                                                      16,500         16,500
  Retirement of 1,440
     treasury shares                      (1,440)       (86,000)                                     86,000              0
Net Income (Loss)                                                                    (85,923)                      (85,923)
                                       ---------    -----------    -----------   -----------    -----------    -----------
Balance at March 31, 2003              2,964,888      1,393,868        485,565       (98,644)             0      1,780,789
  Reclassify additional
     paid -in capital                                   485,565       (485,565)                                          0
  Stock options exercised                 21,000          3,530                                                      3,530
  Issuance of common stock               602,960        887,160
                                                                                                                   887,160
Net Income (Loss)                                                                    676,388                       676,388
                                       ---------    -----------    -----------   -----------    -----------    -----------
Balance at March 31, 2004              3,588,848    $ 2,770,123    $         0   $   577,744    $         0    $ 3,347,867
                                       =========    ===========    ===========   ===========    ===========    ===========

See Notes to Financial Statements

                               KAHIKI FOODS, INC.
                            STATEMENTS OF CASH FLOWS
                   For the Years Ended March 31, 2004 and 2003

                                                                                                 2004                 2003
                                                                                           ----------------     ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                                        $        676,388     $        (85,923)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
       Depreciation and amortization                                                                531,236              537,230
       Unrealized (gain) loss on marketable securities                                              (36,832)            (111,457)
       Realized (gain) loss on sale of marketable securities                                         (9,383)             142,119
       Treasury stock issued for compensation                                                             0               10,000
       Net (gain) loss on disposal of property and equipment                                        (45,230)                   0
       Deferred income tax (benefit) expense                                                        (49,000)             (16,000)
       (Increase) decrease in operating assets:
          Accounts receivable - trade                                                            (1,357,696)             349,782
          Inventories                                                                              (743,108)             (47,420)
          Refundable income taxes                                                                    56,000              (23,000)
          Prepaid expenses and deposits                                                            (419,625)                 279
       Increase (decrease) in operating liabilities:
          Accounts payable - trade                                                                1,119,975               21,822
          Accrued expenses                                                                          431,523                  355
          Income taxes payable                                                                      413,000              (16,000)
                                                                                           ----------------     ----------------

                                    Net cash provided by operating activities                       567,248              761,787
                                                                                           ----------------     ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the disposal of property and equipment                                              102,455                    0
  Purchase of equipment                                                                            (102,624)            (670,303)
  Purchase of new facility                                                                                0           (2,254,999)
  Purchase of new facility improvements                                                          (3,108,168)            (668,200)
  Proceeds from sales of marketable securities                                                      536,404                    0
  Purchases of marketable securities                                                                      0              (57,572)
                                                                                           ----------------     ----------------

                                        Net cash used in investing activities                    (2,571,933)          (3,651,074)
                                                                                           ----------------     ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds (payments) on lines of credit                                                        (37,394)             541,745
  Proceeds from long-term debt                                                                      433,236              498,273
  Proceeds from stockholder note                                                                    150,000                    0
  Proceeds from issuance of bond obligation                                                       1,815,282            2,327,264
  Payments on long-term debt                                                                       (355,900)            (234,180)
  Proceeds from stock issuance                                                                      890,690                    0
  Payment of bond fees                                                                                    0             (149,996)
  Payment for repurchase of treasury stock                                                                0              (16,500)
  Proceeds from sale of treasury stock                                                                    0                6,500
                                                                                           ----------------     ----------------

                                    Net cash provided by financing activities                     2,895,914            2,973,106
                                                                                           ----------------     ----------------

Net increase in cash                                                                                891,229               83,819

Cash - beginning of year                                                                            182,672               98,853
                                                                                           ----------------     ----------------
Cash - end of year                                                                         $      1,073,901     $        182,672
                                                                                           ================     ================
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
Cash paid during the year for:
  Interest                                                                                 $        373,596     $        120,854
  Income taxes                                                                             $         35,000     $              0

See Notes to Financial Statements

                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2004

NOTE 1 Nature and Scope of Business

Kahiki Foods, Inc. was formed in 1982 to acquire a landmark restaurant in Columbus, Ohio. (The restaurant was closed in 2000.) In 1988, the Company began the manufacture and processing of frozen and other finished Chinese and Polynesian foods for wholesale distribution.

NOTE 2 Summary of Significant Accounting Policies

In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Revenue Recognition

Revenues are recognized when the goods are shipped. The Company's products are perishable frozen foods with a limited life. Claims for damage during shipment must be made immediately upon receipt of the products. There are no other post-delivery obligations related to the Company's products. Any credits for damaged goods are netted against sales in the current period. During the year ended March 31, 2004, sales returns were $64,863 ($44,029 in 2003).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Cash

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks.

The Company maintains its cash in three accounts with one financial institution. The carrying value is a reasonable estimate of the fair value.

Deposits

In accordance with a Loan Agreement dated December 1, 2002, with the State of Ohio, the Company maintains a Primary Reserve Account of $418,500 on deposit with a trustee. The Company also maintains $21,155 in deposits with various other vendors

Marketable Trading Securities

Management determines the appropriate classification of marketable securities at the time they are acquired and evaluates the appropriateness of such classification at each balance sheet date. The Company's marketable securities are classified as trading. Trading securities are held for resale in anticipation of short-term fluctuations in market prices and are held at market value. Realized and unrealized gains and losses on the marketable securities are included in income.

Marketable securities consist of a $30,000 certificate of deposit with a bank and an equity mutual fund with a cost basis of $529,236 as of March 31, 2004 ($1,083,389 in 2003). The cumulative unrealized gain (loss) as of March 31, 2004 was $25,796 ($(8,168) in 2003).

Accounts Receivable - Trade

Accounts receivable are un-collateralized customer obligations due under normal trade terms requiring payment within 15 days of the invoice date. Accounts receivable are stated at the amount billed to the customer. Customer account balances 60 days past the invoice date are considered delinquent. Payments received for accounts receivable are allocated to the specific invoices identified on the customer remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The Company does not charge interest on past due account balances.

The carrying amount of accounts receivable is reduced, when necessary, by a valuation allowance that reflects management's best estimate of the amount that will not be collected. Management individually reviews all customer account balances on a monthly basis, and based on an assessment of current credit worthiness, estimates the portion, if any, of the balance that will not be collected. After management's review of all accounts receivable balances, management believes all amounts outstanding at March 31, 2004 are collectible and a valuation allowance is not necessary.

Inventories

Inventories consist of perishable food products and packaging supplies. The inventories are valued at the lower of cost (first-in, first-out method) or market. Impairment and changes in market value are evaluated on a per item basis.

If the cost of the inventory exceeds the market value evaluation based on total inventory, provisions are made for the difference between the cost and the market value. Provision for potential obsolete or slow moving inventory is made based on analysis of inventory levels, age of inventory and future sales forecasts.

Inventories consisted of the following at March 31, 2004;

Raw Food Products             $    367,262
Finished good                      923,231
Supplies                           275,370
                              ------------

                              $  1,565,863
                              ============

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation computed using the straight-line method. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales. Property and equipment are depreciated over their estimated useful lives as follows:

Building and improvements                 5 - 39 years
Machinery and equipment                   5 -  9 years
Furniture and fixtures                    5 -  7 years
Vehicles                                       5 years

During the year ended March 31, 2004, the Company capitalized interest related to the acquisition and renovation of the new facility totaling approximately $236,000 ($65,000 in 2003). The capitalized interest is included in construction in progress on the balance sheet.

Deferred Bond Costs

Included in other assets are deferred bond costs of $147,988 (149,996 in 2003), which have no residual value. The deferred bond costs will be amortized on a straight-line basis over 22 years, the life of the bond obligation.

Advertising Expense

Advertising costs are expensed as incurred. Advertising expense amounted to $1,904,049 for the year ended March 31, 2004 ($1,409,725 in 2003).

General and Administrative Expenses

General and administrative expenses for the years ended March 31, 2004 and 2003 were as follows:

                         2004          2003
                      ----------    ----------
Advertising           $1,904,049    $1,409,725
Salaries and wages     1,009,602     1,143,680

Taxes                    152,470        44,592
Other                    187,111        82,355
                      ----------    ----------

Total                 $3,253,232    $2,515,642
                      ==========    ==========

Customer Incentives

The Company routinely offers discounts, rebates, slotting fees, or other customer incentives, determined on a case-by-case basis by management at the senior level. During the year ended March 31, 2004, slotting fees of $227,917 ($75,826 in 2003) were netted against revenues.

Offering Costs

The Company's policy with respect to direct costs incurred in selling its securities is to net them against the proceeds from those sales. Cash offering costs in the amount of $137,840 associated with the sale of 602,940 shares of common stock during the year ended March 31, 2004 were netted against the proceeds from those stock sales. Additional offering costs of $140,613, representing the estimated fair value (using the Black-Scholes model) of stock options granted to consultants were netted against the proceeds.

Accounting for Stock-Based Compensation - Transition and Disclosure

In December 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require disclosures in both annual and interim financial statements regarding the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for fiscal years ending after December 15, 2002. adoption of SFAS No. 148 did not have a material impact on the Corporation's consolidated financial statements. As permitted by SFAS No. 148, the Corporation will continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock-Based Compensation, for all employee stock option grants and has elected to disclose pro forma net income and earnings per share amounts as if the fair-value based method had been applied in measuring compensation costs. See Note 7 for additional information.

Research and Development

The Company expenses research and development costs as incurred. Research and development expenses were $34,561 during the year ended March 31, 2004 ($81,652 in 2003).

NOTE 3 Earnings Per Share (EPS)

                                        March 31, 2004                                  March 31, 2003
                             Income         Shares       Per Share        Income             Shares       Per Share
                          (Numerator)    (Denominator)     Amount       (Numerator)      (Denominator)      Amount
                          -----------   --------------   ---------    --------------    --------------    ---------
       Basic EPS
Income from continuing
operations available to
common stockholders'      $   676,388        2,968,171   $    .023    $      (85,923)        2,964,888    $   (0.03)

Effect of dilutive
options                             0          538,015       (0.04)                0                 0            0
                          -----------        ---------   ---------    --------------         ---------    ---------

       Diluted EPS
(Loss) income from
continuing operations
available to common
stockholders'             $   676,388        3,506,186   $    0.19    $      (85,923)        2,964,888    $   (0.03)
                          ===========        =========   =========    ==============         =========    =========

Earnings per share are computed on the weighted average number of common shares outstanding including any dilutive options.

NOTE 4 Lines of Credit

The Company had available a $100,000 line of credit with a bank. The line of credit is due on demand and is secured by receivables, inventories and property and equipment. Interest is payable monthly at the prime rate plus 1-1/2%. The balance due on the line of credit was $0 at March 31, 2004 ($29,000 in 2003).

The Company had available a line of credit with another bank for $1,100,000. The credit line is due on demand and is secured by all assets of the Company. Principal payments of $1,980 plus interest are payable monthly at the prime rate. The balance due on the line of credit was $1,000,000 at March 31, 2004 ($1,008,396 in 2003). The line of credit was scheduled to mature May 19, 2004. On May 18, 2004, it was extended for three months. It was paid off June 2, 2004.

On June 1, 2004, the Company entered into a two-year agreement with a bank for a revolving loan facility not to exceed $2,500,000, to be used for retirement of the $1,100,000 credit line and additional working capital.

NOTE 5 Long-Term Debt

Long-term debt consisted of the following at March 31, 2004:

                                                     Terms
                                Interest %         Per Month          Current     Long-Term
                             ---------------   -----------------    ----------   -----------
025   Shareholder Note         Prime + 2.00        Due 2/2005    $  150,000   $         0
001   Mortgage Note                8.00           $     4,853           44,802       143,352
      Equipment Notes
010     Bank                       6.24                 6,102           59,664       184,585
289     Bank                   7.00 to 10.50            9,343          101,352        43,925
013     Bank                       7.63                 4,606           38,712       119,947
016     Financing Company          5.25                 2,682           19,959       222,029
015     Financing Company          3.00                 1,982           20,450       100,001
035     Bank                       7.26                   854            8,683        16,799
005     Financing Company          0.00                   549            6,594        21,429
011     Community Capital
         Development Corp.         5.00                 2,711           28,732        56,747
007     City of Columbus           7.00                 1,393           10,779        78,958
014     Community Capital
         Development Corp.         2.83                 2,161           23,076        80,079
060   Capital Lease - Land         4.25                 1,698           16,688        77,784
                                                                    ----------   -----------
                                                                       529,491     1,145,635
      Bond Obligation          4.55 to 5.85     19,519 to 31,239       140,000     4,002,546
                                                                    ----------   -----------

                                                                    $   669,49   $ 5,148,181
                                                                    ==========   ===========

Long-term debt for the years ended March 31 matures as follows:

2005                       $    669,491
2006                            491,915
2007                            450,649
2008                            355,024
2009                            230,762
Thereafter                    3,619,831
                           ------------

                           $  5,817,672
                           ============

The above long-term debt is subject to certain covenants and restrictions including maintenance of certain financial requirements. The Company was in compliance with all material covenants and restrictions at March 31, 2004. Rates currently available from the bank for debt with similar terms and remaining maturities are used to estimate the fair value of the debt. The Company's carrying value approximates the fair value of the debt.

NOTE 6 Income Taxes

The provision (benefit) for income taxes consists of the following:

                                   2004           2003
                                -----------   ----------
Current (benefit) expense:
   Federal                      $   381,000   $  (67,894)
   State                             73,102        2,282
   Deferred (benefit) expense       (49,000)      16,000
                                -----------   ----------

                                $   405,102   $  (81,612)
                                ===========   ==========

The components of the net deferred tax asset is as follows:

                                                          2004       2003
                                                        -------    --------
Assets:
   Inventories                                         $  9,000    $  3,000
   Accrued vacation                                      20,000      20,000
   Unrealized loss on marketable securities                   0       3,000
   Capital loss carry forward                            58,000      57,000
   Other                                                  3,000      20,000
                                                       --------    --------
                          Gross Deferred Tax Assets      90,000     103,000
                                                       --------    --------

Liabilities:
   Unrealized gains on marketable securities              4,000           0
   Depreciation on property and equipment                31,000      97,000
                                                       --------    --------
                       Gross Deferred Tax Liability      35,000      97,000
                                                       --------    --------

Total Net Deferred Tax Asset (Liability)               $ 55,000    $  6,000
                                                       ========    ========

A reconciliation of the Company's effective tax (benefit) provision is as follows:

                                                                     2004           2003
                                                                   ---------     ---------
Income (benefit) tax at statutory rates                            $ 367,000     $ (56,962)
State and Local (benefit) taxes, net of federal benefit               47,861         8,935
Permanent differences                                                 (5,245)       13,217
Surtax and other rate differences                                     (4,514)        2,498
                                                                   ---------     ---------

                          Total (Benefit) Provision                $ 405,102     $ (81,612)
                                                                   =========     =========

NOTE 7 Stockholders' Equity and Stock Options

The Company adopted the 2001 Non Qualified and Incentive Stock Option Plan effective July 16, 2001. The Plan authorizes the Company to grant options to purchase shares of common stock to directors, employees and consultants of the Company. The maximum number of common shares that may be issued under the Plan is 600,000. The Company also has outstanding 270,666 options for common shares under a contractual agreement with an employee. These shares are considered to be outside of the plan, but have been included in the disclosures for employee options.

As of March 31, 2004, four outside consultants held options to purchase a total of 323,800 shares of common stock, with exercise prices ranging from $.22 to $1.80. The options were issued at fair market value of the Company's stock on the date of issue. The Company records compensation based on the estimated fair value (Black-Scholes) of these options to non-employees. During the year ended March 31, 2004 a non-cash offering cost of $140,316 was netted against the proceeds of a stock offering, as the fair value of options granted during the year.

At March 31, 2004, a total of 520,966 qualified and non-qualified options were vested and the remaining options vest at various times over the next four years. These options expire at various dates through 2008.

The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plan for employees. The vesting period of the options granted range from immediately exercisable to four years. Accordingly, no compensation cost has been recognized in the accompanying financial statements for options issued under the plan since the exercise price of the options was equal to the market value of the shares at the date of grant. Had compensation costs for the Company's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the methodology of Financial Accounting Standards Board Statement No. 123, Accounting For Stock - Based Compensation, the Company's net income and net income per share would change as indicated below.

                                                2004            2003
                                             -----------    -----------
Net (Loss) Income:
  As reported                                $   676,388    $   (85,923)
  Total stock-based employee compensation
   expense determined under fair value
   based method for all awards, net of
   related tax effects                            44,234        (21,983)
                                             -----------    -----------

                      Pro Forma              $   632,154    $  (107,906)
                                             ===========    ===========

Basic (Loss) Earnings Per Share:
  As reported                                $      0.23    $     (0.03)
  Pro Forma                                  $      0.21    $     (0.04)

Diluted (Loss) Earnings Per Share:
  As reported                                $      0.19    $     (0.03)
  Pro Forma                                  $      0.18    $     (0.04)

In order to determine compensation on options issued to consultants, as well as fair value disclosures for employee options, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions.

                             2004          2003
                            ------     ------------
Dividend yield                0.00%            0.00%
Expected volatility         200.00%          200.10%
Risk-free interest rates      3.00%    3.25% & 3.00%
Expected lives              5 years    5 years

A summary of the changes in the Company's stock options as of March 31, 2004 and 2003 is presented below:

                         2004                    2003
                 --------------------    --------------------
                                                     Weighted
                              Average                Average
                             Exercise                Exercise
                 Shares        Price      Shares       Price
                 -------     --------    --------    --------
April 1          606,466     $   0.34     534,466    $   0.38
   Granted       139,333         1.26     174,000        0.63
   Exercised     (21,000)        0.17           0        0.00
   Cancelled           0         0.00    (102,000)       1.08
                 -------     --------    --------     -------

March 31         724,799     $   0.52     606,466     $  0.34
                 =======     ========    ========     =======

                                              2004         2003
                                            --------     --------
Options exercisable at year-end              520,966      206,683

Weighted-average fair value of options
   granted during the year                  $   1.26     $   0.62

                                     Weighted
                                      Average
                      Number         Remaining       Weighted        Number        Weighted
   Range of         Outstanding     Contractual       Average      Outstanding      Average
   Exercise          March 31,         Life          Exercise       March 31,      Exercise
    Prices             2004         (In Years)         Price          2003           Price
--------------      -----------     -----------      --------      -----------     --------
$0.1235 - 1.80          724,799            4.07      $   0.52          606,466     $   0.34

NOTE 8 Lease Commitments

The Company leases a facility used for its wholesaling operations under an agreement that is accounted for as an operating lease. This lease requires monthly payments of $6,400 through January 2005. The Company has the option to renew for two additional three-year terms.

During 2003, the Company entered into a capital lease arrangement with the City of Gahanna, Ohio to acquire land valued at $114,485. Lease payments of $1,698 per month through May 2009 will be allocated between principal and interest at 4.3%, with a final buyout of $100 due June 1, 2009.

The Company also leases manufacturing equipment under operating lease agreements. These leases expire at various dates through 2008 and require total monthly payments of $18,621.

Future annual minimum lease commitments as of March 31 are as follows:

2005          $    80,688
2006               17,412
2007               18,166
2008               18,954
2009               19,774
Thereafter          3,578
              -----------

              $   158,572
              ===========

The Company's lease expense for the year ended March 31, 2004 was $317,766.

NOTE 9 Concentrations

Sales to three customers amounted to approximately 48% of total revenue in the year ended March 31, 2004 (43% in 2003). Accounts receivable from five customers accounted for approximately 74% of total accounts receivable as of March 31, 2004 (One customer accounted for approximately 15% in 2003).

NOTE 10 Commitments

In December 2002, the Company purchased a new operating facility for $2,254,999. As of March 31, 2004, the Company has spent an additional $3,776,366, which is reflected as construction in progress.

In March 2004, the Company filed a Form SB-2 Registration Statement with the SEC. Management expects to incur an unknown amount of additional professional fees in the process of completing that filing.

NOTE 11 Reclassification

"The statement of operations for the years ended March 31, 2004 and 2003 originally reported Net sales of $14,989,840 and $9,204684 respectively, and General and administrative expenses of $3,481,149 and $2,591,468 respectively. Slotting fees of $227,917 ($75,826 in 2003) have been reclassified as a reduction of revenue. The reclassification had no effect on net income or earnings per share amounts."

                   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On March 4, 2004, Kahiki Foods, Inc. (Kahiki) engaged the accounting firm of Child, Sullivan & Company (Child) as the independent public accountants to audit Kahiki's financial statements for the fiscal year ended March 31, 2004, to replace the firm of GBQ Partners, LLC (GBQ), which was the principal independent public accountant for Kahiki's most recent certified financial statements.

During the two fiscal years ended March 31, 2003, and the subsequent interim period preceding the engagement of Child, there were no disagreements with GBQ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. However, GBQ advised Kahiki it would be unable to accept the appointment to audit Kahiki's financial statements for the fiscal year ended March 31, 2004, because GBQ has elected not to perform audits of public companies. Kahiki's Board of Directors selected Child as the auditor for its financial statements for the fiscal year ending March 31, 2004.

On December 20, 2004, the Board of Directors of Kahiki, on the recommendation of its audit committee, discmissed Child, Sullivan & Company as its principal independent accountants. Neither Child, Sullivan & Company's report on Kahiki's financial statements for its fiscal year ended March 31, 2004, nor GBQ Partners LLP (Kahiki's previous principal independent accountant) report on Kahiki's financial statements for its fiscal year ended March 31, 2003, contained an adverse opinion or disclaimer of accounting principles. During Kahiki's two most recent fiscal years for which Child, Sullivan & Company or GBQ Partners LLC issued an audit report, there were no disagreements between Kahiki and such accountants on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the former accountant's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

On December 20, 2004, the Board of Directors of Kahiki, on the recommendation of its audit committee, engaged Plante & Moran, PLLC as its principal accountant to audit Kahiki's financial statements for its fiscal year ending March 31, 2005.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Amended Articles of Incorporation provides that the Company shall indemnify any Director or Officer (and may indemnify any other employee or agent of the Company or of another entity) who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another Company, domestic or foreign, non-profit or for-profit, partnership joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company.

      Determination of rights to indemnification shall be made by a majority vote of a quorum of the directors, or by the court in which such action, suit or proceeding was brought.

      The Company may obtain and maintain liability insurance against liabilities of its directors, officers, employees and agents, sufficient to cover its obligations under these indemnification provisions, and may obtain such liability insurance for liabilities of such persons not subject to any obligations of the Company under these indemnification provisions.

      The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement or vote of shareholders or disinterested directors. In addition, if at any time the Ohio Revise Code ("Code") shall have been amended to authorize further elimination or limitation of the liability of directors or officers, then the liability of each director and officer of the Company shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the Code require such action. The provision does not limit the right of the Company or its shareholders to seek injunctive or other equitable relief not involving payments in the nature of monetary damages.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the Articles of Incorporation, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Filing Fee - Securities and Exchange Commission    $   1345
Accounting Fees and expenses                       $  5,000
Legal Fees and Expenses                            $ 50,000
Blue Sky Fees and expenses                         $ 10,000
Transfer Agent Fees and Expenses                   $      0
Printing and Engraving                             $      0
Miscellaneous Expenses                             $ 10,000
                                                   --------

                                        TOTAL      $ 76,345
                                                   ========

      Expenses other than filing fees are estimated. The Company will pay all fees, disbursements and expenses in connection with the proposed offering.

                    RECENT SALES OF UNREGISTERED SECURITIES.

      On Decembeer 21, 2004, Kahiki entered into a Convertible Note Purchase Agreement (the "Purchase Agreement") with Townsends, Inc. ("Townsends"), pursuant to which Kahiki issued a $1,000,000 Convertible Promissory Note due December 31, 2009 (the "Note") to Townsends. The Note bore interest at the rate of 5% per annum, which accrued to maturity, and was convertible into Preferred Shares, to be authorized, or Common Shares, at a conversion price of $2.25 per share.

      In connection with the Purchase Agreement, Kahiki and Townsends also entered into (i) a Supply Agreement pursuant to which Kahiki will purchase a minimum of 20,000 pounds and a maximum of 40,000 pounds per week of chicken products from Townsends at current market prices less $0.09 per pound; and (ii) a Co-pack and Storage Agreement pursuant to which Kahiki will manufacture finished poultry products for Townsends on a cost plus 10% basis.

      Pursuant to the Purchase Agreement, Townsends acquired a second $1,000,000 Note under the same terms on June 3, 2005. Kahiki was obligated to seek shareholder approval of an amendment to Kahiki's Articles of Incorporation to authorize convertible preferred shares at its next annual shareholders meeting. Townsends converted the Note(s) to preferred shares upon shareholder approval of the amendment in August, 2005. The preferred shares provided for cumulative annual dividends at an annual rate of $.1125 per share, are convertible into common shares on a share for share basis (subject to anti-dilution rights), have a liquidation preference of 1.5 times the invested amount, and entitle Townsends to appoint up to 2 members of Kahiki's Board of Directors.

      In connection with these transactions, Kahiki and Townsends entered into a Registration Rights Agreement. Under this agreement, Kahiki is required to file a registration statement with the U.S. Securities and Exchange Commission on demand by Townsends between December 21, 2005 and December 20, 2009, for the purpose of registering the resale of common shares into which the Notes and preferred shares may be converted.

      The Company utilized the proceeds raised in the transaction with Townsends to complete construction of the Company's manufacturing facility in Gahanna, Ohio.

      On August 9, 2004, the Company issued options to purchase 2000 common shares each at an exercise price of $3.40 per share (the then current market price) to Dr. Winston Bash, Bob Binsky, and Charles Dix (each a director) 3,000 common shares each at an exercise price of $3.40 per share to Bradford Sprague and R.L. Richards (each a director and the chairmen of the Compensation Committee and Strategy Committee, respectively); and 4000 common shares at an exercise price of $3.40 per share to Allen Proctor (a director and chairman of the Audit Committee). Each option is exercisable through August 8, 2009. The options were issued to members of the Board of Directors in recognition of their services to the Board of Directors and service on Board committees. As the options were issued at market price, no compensation was recorded.

      On February 27, 2004, the Company closed a private offering of 588,235 Units at a price of $1.70 per Unit for a total of $1,000,000. Each Unit consisted of one Common Share, one-half $2.25 Warrant and one-half $3.00 Warrant. The entire offering was purchased by Barron Partners, LP. Laconia Capital acted as placement agent in the transaction and was paid $70,000 and received warrants to purchase 30,000 common shares at $2.25 per share for such services. As the warrants issued to Laconia Capital are exercisable at the market value of the underlying common shares at the date of grant, we have not assigned a value to the warrants. The Company utilized the proceeds to reduce current accounts payable. The Company also sold 14,705 Common Shares at a price of $1.70 per share to Mr. William Velmer on February 27, 2004. The proceeds of this offering were used for working capital.

      On January 20, 2004, the Company issued 80,000 Options to Bob Binsky, a Director of the Company, in connection with continuing consulting services provided by Mr. Binsky. As the options issued to Mr. Binsky are exercisable at the market value of the underlying common shares at the date of grant, we have not assigned a value to the options.

      The Company believes that the foregoing transactions were exempt from registration under Sections 4(2) and 4(6) of the Securities Act of 1933. All purchasers received written information about the Company and the Company believes that all such purchasers were qualified investors. All such purchasers have executed and delivered to the Company investment representations and appropriate restrictive legends have been placed on the stock and warrant certificates issued. Additionally, based on representations made by Townsends, Inc., Barron Partners LP and Mr. Velmer, and the fact that Mr. Binsky was a director of Kahiki, we believe that each of them is an accredited investor as defined in the Securities Act of 1933. No form of general solicitation or advertising was used to market the securities in any of these offerings.

                                INDEX TO EXHIBITS

EXHIBIT           DESCRIPTION OF EXHIBIT                                                   LOCATION
-------   -------------------------------------------------
3.1       Amended and Restated Articles of Incorporation of     Exhibit 3.1 attached hereto
          Registrant

3.2       Code of Regulations of the Registrant                 Incorporated herein by reference to Exhibit 3.2 of Registration
                                                                Statement on Form SB-2 (Registration No. 333-113925)

4.1       Specimen Common Share Certificate                     Incorporated herein by reference to Exhibit 4.1 of Registration
                                                                Statement on Form SB-2 (Registration No. 333-113925)

4.2       $2.25 Common Share Purchase Warrant                   Incorporated herein by reference to Exhibit 4.2 of Registration
                                                                Statement on Form SB-2 (Registration No. 333-113925)

4.3       $3.00 Common Share Purchase Warrant                   Incorporated herein by reference to Exhibit 4.3 of Registration
                                                                Statement on Form SB-2 (Registration No. 333-113925)

4.4       2001 Non-Qualified and Incentive Stock Option Plan    Incorporated herein by reference to Exhibit 4.5 of Registration
          of Registrant                                         Statement on Form SB-2 (Registration No. 333-113925)

5.1       Opinion regarding Legality                            Exhibit 5.1 attached hereto

10.1      Loan Agreement between Registrant and The Director    Incorporated herein by reference to Exhibit 10.2 of Registration
          of Development of Ohio dated as of December 1, 2002   Statement on Form SB-2 (Registration No. 333-113925)

10.2      Convertible Note Purchase Agreement between           Incorporated herein by reference to Exhibit 10.1 of Report on Form
          Registrant and Townsends, Inc. dated December 21,     8-K filed on December 28, 2004
          2004

10.3      Convertible Promissory Note of Registrant to          Incorporated herein by reference to Exhibit 10.2 of Report on Form
          Townsends, Inc. dated December 21, 2004               8-K filed on December 28, 2004

10.4      Convertible Promissory Note of Registrant to          Incorporated herein by reference to Exhibit 10.3 of Report on Form
          Townsends, Inc. dated June 3, 2005                    8-K filed on June 9, 2005

10.5      Registration Rights Agreement between Registrant      Incorporated herein by reference to Exhibit 10.3 of Report on Form
          and Townsends, Inc. dated December 21, 2004           8-K filed on December 28, 2004

10.6      Supply Agreement between Registrant and Townsends,    Incorporated herein by reference to Exhibit 10.4 of Report on Form
          Inc. dated December 21, 2004                          8-K filed on December 28, 2004

10.7      Co-Pack and Storage Agreement between Registrant      Incorporated herein by reference to Exhibit 10.5 of Report on Form
          and Townsends, Inc. dated December 21, 2004           8-K filed on December 28, 2004

10.8      Term Promissory Note of Registrant to Key Bank        Incorporated herein by reference to Exhibit 10.6 of Report on Form
          National Association dated December 17, 2004          8-K filed on December 28, 2004

16.1      Letter on change in accountant                        Incorporated herein by reference to Exhibit 16.1 of Report on Form
                                                                8-K filed on December 28, 2004

23.1      Consent of Child, Sullivan & Company                  Exhibit 23.1 attached hereto

23.2      Consent of Plante & Moran, PLLC                       Exhibit 23.2 attached hereto

23.3      Consent of Carlile Patchen & Murphy LLP               Contained in Exhibit 5.1 attached hereto

                                  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement (i) to include any prospectus required by
      Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the act, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities of that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of the Registration Statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Act, each post-effective amendment that contains a form or prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred and paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable knowledge to believe that it meets the requirements of filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Columbus, State of Ohio on August 9, 2005.

                                               KAHIKI FOODS, INC.

                                               By: /s/ Alan L. Hoover
                                                  -----------------------------
__________________________                     Alan L. Hoover, Acting President

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE:                             TITLE                           DATE

/s/ Alice W. Tsao                Vice President, Secretary            8/09/05
---------------------------
Alice W. Tsao                    and Director

/s/ Alan Hoover                  Director and Acting President        8/09/05
---------------------------
Alan Hoover

/s/ Winston Bash                 Director                             8/09/05
---------------------------
Winston Bash

/s/ Bradford M. Sprague          Director                             8/09/05
---------------------------
Bradford M. Sprague

/s/ Charles Dix                  Director                             8/09/05
---------------------------
Charles Dix

/s/ Allen J. Proctor             Director                             8/09/05
---------------------------
Allen J. Proctor

/s/ R.L. Richards                Director                             8/09/05
---------------------------
R.L. Richards

/s/ Julia A. Fratianne           Chief Financial Officer              8/09/05
---------------------------
Julia A. Fratianne               and Treasurer